Exhibit 4.1

EXECUTION VERSION

CF INDUSTRIES HOLDINGS, INC., AS GUARANTOR
AND
CF INDUSTRIES, INC., AS ISSUER

$1,000,000,000

$250,000,000 4.49% GUARANTEED SENIOR NOTES, SERIES A, DUE OCTOBER 15, 2022

$500,000,000 4.93% GUARANTEED SENIOR NOTES, SERIES B, DUE OCTOBER 15, 2025

$250,000,000 5.03% GUARANTEED SENIOR NOTES, SERIES C, DUE OCTOBER 15, 2027

NOTE PURCHASE AGREEMENT

Dated September 24, 2015

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Section 24.3.	Severability	41
Section 24.4.	Construction, Etc.	41
Section 24.5.	Counterparts	42
Section 24.6.	Governing Law	42
Section 24.7.	Jurisdiction and Process; WAIVER OF JURY TRIAL	42

SCHEDULE A	—	Defined Terms

SCHEDULE 1-A	—	Form of 4.49% Guaranteed Senior Notes, Series A, due October 15, 2022

SCHEDULE 1-B	—	Form of 4.93% Guaranteed Senior Notes, Series B, due October 15, 2025

SCHEDULE 1-C	—	Form of 5.03% Guaranteed Senior Notes, Series C, due October 15, 2027

SCHEDULE 2.1(a)	—	Offeree Letter

SCHEDULE 2.1(b)	—	Form of Canadian Representation Letter

SCHEDULE 2.2(a)	—	Form of Guaranty Agreement

SCHEDULE 2.2(b)	—	Form of Guaranty Agreement Joinder

SCHEDULE 4.4(a)	—	Form of Opinion of Special Counsel to the Company

SCHEDULE 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 7.2	—	Compliance Certificate

SCHEDULE 10.2	—	Existing Liens

SCHEDULE B	—	Information Relating to Purchasers

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CF INDUSTRIES, INC.	NOTE PURCHASE AGREEMENT

CF INDUSTRIES HOLDINGS, INC., AS GUARANTOR
4 PARKWAY NORTH
SUITE 400
DEERFIELD, IL 60015-2590
AND
CF INDUSTRIES, INC., AS ISSUER
4 PARKWAY NORTH
SUITE 400
DEERFIELD, IL 60015-2590

$250,000,000 4.49% Guaranteed Senior Notes, Series A, due October 15, 2022

$500,000,000 4.93% Guaranteed Senior Notes, Series B, due October 15, 2025

$250,000,000 5.03% Guaranteed Senior Notes, Series C, due October 15, 2027

September 24, 2015

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE B HERETO:

Ladies and Gentlemen:

CF Industries Holdings, Inc., a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.3, “Holdings”), and CF Industries, Inc., a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.3, the “Company”), agree with each of the Purchasers as follows:

SECTION 1.                                          AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of (a) $250,000,000  aggregate principal amount of its 4.49% Guaranteed Senior Notes, Series A, due October 15, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Series A Notes”), (b) $500,000,000 aggregate principal amount of its 4.93% Guaranteed Senior Notes, Series B, due October 15, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Series B Notes”), (c) $250,000,000 aggregate principal amount of its 5.03% Guaranteed Senior Notes, Series C, due October 15, 2027 (as amended, restated, supplemented or otherwise modified from time to time, the “Series C Notes”; the Series A Notes, the Series B Notes and the Series C Notes are hereinafter collectively referred to as the “Notes,” and each individually as a “Note,” such term to include any such notes issued in substitution therefor pursuant to Section 13).  The Notes shall be substantially in the forms set out in Schedule 1-A, Schedule 1-B, and Schedule 1-C, respectively.  Certain capitalized and other terms used in this Agreement are defined in Schedule A.

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SECTION 2.                                          SALE AND PURCHASE OF NOTES.

Section 2.1.                      Sale and Purchase of Notes.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and in the series specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.  In the case of each Purchaser, the Company’s obligation to issue and sell such Notes to such Purchaser at the Closing is subject to the fulfillment to the Company’s satisfaction of the condition that the Company, Holdings, and the special counsel for the Company referred to in Section 4.4 shall have received an offeree letter, dated the date of the Closing, from the Placement Agents substantially in the form set forth in Schedule 2.1(a) attached hereto and covering such other matters incident to such transactions as the Company, Holdings, or special counsel for the Company may reasonably request.  In the case of each Purchaser that is a resident of Canada, the Company’s obligation to issue and sell such Notes to such Purchaser is subject to the fulfillment to the Company’s satisfaction of the further condition that the Company shall have received, at or prior to the Closing, a representation letter from such Purchaser in the form set forth in Schedule 2.1(b) attached hereto.

Section 2.2.                      Guaranties.  The payment by the Company of all amounts due with respect to the Notes and the payment and performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by (a) Holdings on the Closing Date, (b) any Wholly-Owned Subsidiary of Parent (other than the Exempt Subsidiaries) who delivers a guaranty pursuant to Section 9.7, and (c) UK Holdco at such time UK Holdco delivers a Guaranty pursuant to Section 9.8.

SECTION 3.                                          CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 9:00 a.m., Chicago time, at a closing (the “Closing”) on September 24, 2015 (the “Closing Date”).  At the Closing the Company will deliver to each Purchaser the Notes of the series to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2083509 at Harris Bank, 111 W. Monroe St. 9th Floor East, Chicago, IL 60603, ABA No.: 071000288, Account Name: CF Industries, Inc., Bank Contact Name: Denise Berdelle, Phone Number: 312-461-3439.  If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions

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specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.

SECTION 4.                                          CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.                      Representations and Warranties.  The representations and warranties of each of Holdings and the Company in this Agreement shall be correct on the date hereof and at the Closing.

Section 4.2.                      Performance; No Default.  Each of Holdings and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by Holdings or the Company, as the case may be, prior to or at the Closing.  Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3.                      Compliance Certificates.

(a)                    Officer’s Certificates.  The Company and Holdings shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)                     Secretary’s Certificate.  Holdings and the Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and (ii) such Obligors’ organizational documents as then in effect.

Section 4.4.                      Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, covering the matters set forth in Schedule 4.4(a) and covering such matters as such Purchaser may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.                      Purchase Permitted By Applicable Law, Etc.  On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any

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applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax (excluding taxes on the revenue and net income of such Purchaser and any taxes imposed under FATCA), penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.                      Sale of Other Notes.  Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.

Section 4.7.                      Payment of Special Counsel Fees.  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable and documented fees and out of pocket expenses of the Purchasers’ one special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least three Business Days prior to the Closing.

Section 4.8.                      Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9.                      Changes in Corporate Structure.  Neither Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5, in each case, other than as contemplated by the Acquisition Agreement.

Section 4.10.               Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.               Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.                                          REPRESENTATIONS AND WARRANTIES.

The Company and Holdings each represent to each Purchaser on the date of the Closing that:

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Section 5.1.                      Organization; Powers.  Each of Holdings, the Company and each of Holding’s Wholly-Owned Subsidiaries that is not an Immaterial Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in (to the extent the concept is applicable in such jurisdiction), every jurisdiction where such qualification is required.

Section 5.2.                      Authorization, Enforceability.  The execution, delivery and performance by each Obligor of the Note Documents to which such Obligor is a party are within such Obligor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, equity holder action.  Each such Obligor has duly executed and delivered each of the Note Documents to which it is party, and each of such Note Documents constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 5.3.                      Disclosure.  All written information (other than any forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions (the “Projections”) and other than information of a general economic or industry specific nature) furnished by or on behalf of Holdings or the Company or the Acquired Business by a Responsible Officer of any such Person to any Purchaser in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished from time to time), taken as a whole together with the information filed by Holdings or any of its Subsidiaries with the SEC, does not, as of the date such information was furnished (or if such information expressly related to a specific date, as of such specific date), contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to any Projections, each of Holdings and the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that Projections are subject to significant uncertainties and contingencies, any of which are beyond Holdings’ and the Company’s control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such information may differ significantly from the forecasted, estimated, pro forma, projected or anticipated results and assumptions, and such differences may be material).

Section 5.4.                      Subsidiaries.  Schedule 5.4 sets forth as of the date hereof a list of all Subsidiaries and, other than the inactive Subsidiaries listed on Schedule 5.4, the percentage ownership (directly or indirectly) of Holdings therein.

Section 5.5.                      Financial Statements; No Material Adverse Effect.  The Obligors have delivered to each Purchaser copies of the financial statements of Holdings and its Subsidiaries

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listed on Schedule 5.5.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated subsidiaries as of such dates and for such periods on a consolidated basis in accordance with GAAP.  Since December 31, 2014, no event, development or circumstance has occurred that has had or would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of Holdings and its Subsidiaries, taken as a whole or on the ability of the Obligors to consummate the transactions contemplated hereby.

Section 5.6.                      No Conflicts.  The execution, delivery and performance by the Obligors of the Note Documents (a) will not violate any applicable law or regulation or any order of any Governmental Authority, in each case applicable to or binding upon the Obligors or any of their respective property, except as would not reasonably be expected to have a Material Adverse Effect, (b) will not violate any charter, by-laws or other organizational document of any Obligor, except as would not reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Obligor or its respective property, except as would not reasonably be expected to have a Material Adverse Effect.

Section 5.7.                      Governmental Authorizations.  The execution, delivery and performance by the Obligors of the Note Documents do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect (except for any reports required to be filed by Holdings or the Company with the SEC pursuant to the Securities Exchange Act of 1934; provided that the failure to make any such filings shall not affect the validity or enforceability of this Agreement) or waived and those the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect.

Section 5.8.                      Litigation; Compliance with Laws and Agreements.  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Company, threatened in writing against or affecting Holdings or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that in any material respect draws into question the validity or enforceability of this Agreement or the Note Documents.

(b)                     Each of Holdings and its Subsidiaries is in compliance in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.9.                      Taxes.  Except as would not reasonably be expected to result in a Material Adverse Effect, (a) each Obligor and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed with respect to income, properties or operations of each Obligor and its Subsidiaries, (b) such returns accurately reflect in all material respects all liability for Taxes of each Obligor and its Subsidiaries as a whole for the periods covered thereby

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and (c) each Obligor and each of its Subsidiaries has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which any Obligor or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or other applicable accounting rules.

Section 5.10.                     Properties.  Each of Holdings and its Subsidiaries has good title to, or valid leasehold interests in or rights to use, all its real and personal property material to the business of Holdings and its Subsidiaries, taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

Section 5.11.                     Licenses, Permits, Etc.  Each of Holdings and its Subsidiaries owns, is licensed to use, or otherwise has the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to, used in and necessary to the business of Holdings and its Subsidiaries, taken as a whole, as currently conducted, and the use thereof by Holdings and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements or failure to own or be licensed that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.12.                     Compliance with ERISA.  (a) No ERISA Event has occurred, or is reasonably expected to occur, that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to have a Material Adverse Effect.

(b)                     The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)(D) of the Code.  The representation by the Obligors to each Purchaser in the first sentence of this Section 5.12(b) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13.                     Private Offering by the Company.  Neither the Obligors nor anyone acting on their behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 85 other Institutional Accredited Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Obligors nor any of their Affiliates has offered the Notes or any similar securities during the six months prior to the date hereof to anyone other than the Purchasers and such other Institutional Accredited Investors.  The Obligors have no intention to offer the Notes or any similar securities during the six months from the date hereof.  Neither the Obligors nor any person acting on their behalf has offered or sold the Notes by any form of general solicitation or general advertising, including, but not limited to, the following: (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; (2) any web site posting or widely distributed e-mail; or (3) any seminar or meeting whose attendees have been invited by any general

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solicitation or general advertising.  Other than the Placement Agents, the Obligors have not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Notes and the transactions contemplated by this Agreement, and the Obligors are not under any obligation to pay any broker’s fee or commission in connection with such transactions other than to the Placement Agents.  Neither the Obligors nor any of their Affiliates or any other person acting on behalf of the Obligors (other than their officers acting in such capacity) has solicited offers for, or offered or sold, the Notes other than through the Placement Agents.  Neither the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.                     Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Notes hereunder as set forth in Section 5.1 of the Memorandum.  No part of the proceeds of the sale of any Note will be used, whether directly or indirectly, to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of the provisions of Regulation T, U or X of the Board.  Less than twenty-five percent (25%) of the assets of Parent and its Subsidiaries on a consolidated basis and on an unconsolidated basis which are subject to any arrangement (as such term is used in the definition of “indirectly secured” in Section 221.2 of Regulation U issued by the Board) consist of Margin Stock.

Section 5.15.                     Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions.  (a) Neither Holdings nor any of its Subsidiaries nor any director or officer of any Obligor, or to Holdings’ or the Company’s knowledge, any director, officer or employee of Holdings or any of its Subsidiaries, is a Sanctioned Person, or is acting on behalf of a Person that is a Sanctioned Person.

(b)                     The operations of Holdings and its Subsidiaries are conducted at all times in compliance in all material respects with all applicable Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions.

(c)                     The Company will not use the proceeds of the Notes issued under this Agreement in violation of any Anti-Corruption Law, any Anti-Terrorism Law or applicable Sanctions.

Section 5.16.                     Status under Certain Statutes.  Neither Holdings nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.17.                     Environmental Matters.  Except for matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither Holdings nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) to the knowledge of a Responsible Officer of such Person, has become subject to any Environmental Liability, or (iii) has received written notice of any claim with respect to any Environmental Liability.

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Section 5.18.                     Guarantors.  On the Closing Date, no Subsidiary of Holdings (other than the Company) (x) Guarantees any Indebtedness for borrowed money (other than Permitted Indebtedness) of Holdings or the Company in an aggregate principal amount in excess of $500,000,000 or (y) is a borrower under or an issuer of or is a guarantor of (A) the Bank Credit Agreements, (B) any Contemplated Debt Securities or (C) the Existing CF Notes.

SECTION 6.                                          REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.                      Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2.                      Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)                   the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)                    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)                    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or

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employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)                    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)                    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)                    the Source is a governmental plan; or

(g)                   the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)                    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3.                      No Transfer; Information; Legend.  Each Purchaser further represents and warrants that such Purchaser (a) will not sell, transfer or otherwise dispose of the Notes or any interest therein except in a transaction exempt from or not subject to the registration

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requirements of the Securities Act and (b) was given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.  Each Purchaser acknowledges that the Notes will bear a restrictive legend in the form set forth on the forms of Notes attached hereto as Schedules A-1, A-2 and A-3.  Nothing contained in this Section 6.3 shall limit the ability of any Purchaser to rely upon the representations and warranties of the Obligors in this Agreement, the Notes and any Guaranties without additional inquiry or investigation.

Section 6.4.                      Institutional Accredited Investor.  Each Purchaser represents that it is an Institutional Accredited Investor acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also Institutional Accredited Investors).

Section 6.5.                      No Solicitation.  The purchase of Notes by such Purchaser has not been solicited by or through anyone other than the Company, the Placement Agents or another Purchaser.

SECTION 7.                                          INFORMATION AND REPORTING REQUIREMENTS.

Section 7.1.                      Financial and Business Information.  Parent shall deliver to each holder of a Note that is an Institutional Investor so long as any of the Notes are outstanding:

(a)                    Annual Statements — within 90 days after the end of each fiscal year of Parent, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (to the extent applicable), all reported on by KPMG LLP, or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than a qualification related to the maturity of the Notes at the Maturity Date, or related to the maturity of the bonds, commitments or loans at the applicable maturity date under any Bank Credit Agreement or any of the Existing CF Notes, as applicable) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (except as set forth in the notes thereto or as otherwise disclosed in writing by the Parent to the holders of the Notes);

(b)                     Quarterly Statements — within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (to the extent applicable), all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (except as set forth in the notes thereto or as otherwise disclosed in writing by the Parent

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to the holders of the Notes), subject to normal year-end audit adjustments and the absence of footnotes;

(c)                     promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent or any of its Subsidiaries with the SEC or with any national securities exchange, as the case may be, in each case that is not otherwise required to be delivered pursuant hereto; and

(d)                     promptly following any request in writing (including any electronic message) therefor, such other information regarding the operations, business affairs and financial condition of Parent or any Subsidiary, or compliance with the terms of this Agreement or any other Note Document, as any holder of a Note may reasonably request; and

(e)                     promptly, notice of:

(i)                          the occurrence of any Default or Event of Default of which any Responsible Officer of Parent or the Company obtains knowledge;

(ii)                          the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Parent or any Subsidiary thereof as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(iii)                           the occurrence of any ERISA Event that, alone or together with any other ERISA Events, would reasonably be expected to result in a Material Adverse Effect;

(iv)                         the occurrence of any event of circumstance resulting in Environmental Liability that would reasonably be expected to result in a Material Adverse Effect; and

(v)                         any loss, damage, or destruction to the collateral of Parent and its Subsidiaries, whether or not covered by insurance, that would reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under Section 7.1(e) shall be accompanied by a statement of a Responsible Officer or other executive officer of the Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 7.2.                      Officer’s Certificate.  Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Financial Officer of Parent in substantially the form of Schedule 7.2 attached hereto (the “Compliance Certificate”) (i) certifying as to whether a Default or Event of Default has occurred and is continuing as of the date thereof and, if a Default or Event of Default has occurred and is continuing as of the date thereof, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed

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calculations demonstrating the Interest Coverage Ratio and the Total Leverage Ratio for the Measurement Period ending on the last day of the applicable fiscal quarter or fiscal year for which such financial statements are being delivered and (iii) if and to the extent that any material change in GAAP (or any election by Parent to apply IFRS in lieu of GAAP pursuant to Section 23.2) that has occurred since the date of the most recent audited financial statements provided in accordance with this Agreement had an impact on such financial statements, specifying the effect of such change or election on the financial statements accompanying such certificate.

Section 7.3.                      Visitation.  Each Obligor shall, and shall cause each of its Subsidiaries to, permit the representatives of each holder of a Note that is an Institutional Investor, at the expense of such holder (subject to Section 15.1(b)(ii)), upon reasonable prior written notice, to visit and inspect its properties, to examine and make extracts from its financial and related books and records, and to discuss its affairs, finances and financial condition with its officers and independent accountants, in each case so long as such Institutional Investor or such representative agrees to treat such information and documents in accordance with Section 20 (provided, that the officers of each Obligor or such Subsidiary shall be afforded the opportunity to participate in any discussions with such independent accountants), all at such reasonable times during normal business hours for such Obligor or such Subsidiary and as often as reasonably requested (but no more than once annually if no Event of Default exists).  Notwithstanding anything to the contrary in this Section 7.3, none of the Obligors or any of its Subsidiaries shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to such holders of the Notes (or their respective representatives) is prohibited by contract, applicable law, rule, regulation or court order or (iii) is subject to attorney, client or similar privilege or constitutes attorney work-product.

Section 7.4.                      Electronic Delivery.  Information required to be delivered pursuant to Section 7.1 or Section 7.2 shall be deemed to have been delivered on the date on which Parent posts such information or provides a link thereto on the Internet at http://www.cfindustries.com (or any successor page) or at http://www.sec.gov (or any successor page).

SECTION 8.                                          PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.                      Maturity.  As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.                      Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any series of the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes of such series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes of the series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than sixty days prior to the date fixed for such prepayment unless the Company and more than 50% of the holders of the Notes of such series agree to another time

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period.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes of the applicable series to be prepaid on such date, the principal amount of each Note of such series held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of the series to be prepaid a certificate of a Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Notwithstanding anything to the contrary in this Section 8.2, if and so long as any Event of Default shall have occurred or be continuing, any partial prepayment of the Notes pursuant to the provisions of this Section 8.2 shall be allocated among all of the Notes of all series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

Section 8.3.                      Change in Control.

(a)                    Notice of Change in Control.  The Company will, within twenty Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes.  If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes (the “Change in Control Offer”) as described in subparagraph (b) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (f) of this Section 8.3.

(b)                     Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”).  Such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

(c)                     Acceptance/Rejection.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company not later than 15 days (or such longer period as may be required by law) after receipt by such holder of the most recent Change in Control Offer.  A failure by a holder of Notes to respond to a Change in Control Offer within 15 days (or such longer period as may be required by law) shall be deemed to constitute a rejection of such offer by such holder.

(d)                     Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium.  The

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prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.3.

(e)                     Pending Change in Control.  Notwithstanding anything to the contrary herein, a Change in Control Offer may be made in advance of a Change in Control, conditional upon such Change in Control, if a definitive agreement is in place for the Change in Control at the time of making of the Change in Control Offer.  The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

(f)                     Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(g)                      A “Change in Control” shall be deemed to have occurred if:

(a)                        any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as that term is used under Rule 13d-3 under the Exchange Act), directly or indirectly, of Equity Interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Parent;

(b)                         occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent by Persons who were not nominated, appointed or approved for election by the members of the board of directors of Parent constituting at the time of such nomination, appointment or approval at least a majority of such board;

(c)                         the failure of Parent to own, directly or indirectly, 100% of the outstanding Equity Interests of the Company (or any permitted successor thereof in accordance with Section 10.3); or

(d)                         any “change in control” (as such term or any words of similar import are defined under any Material Indebtedness) shall occur; provided that a “change in control” under this clause (d) shall constitute a Change in Control only if (x) such Material Indebtedness became due and payable as a result thereof and/or (y) the holders of the obligations under such Material Indebtedness shall have the right to accelerate, cancel, terminate, or otherwise require the repayment, repurchase or redemption of, such Material Indebtedness as a result of such “change in control.”

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Notwithstanding anything in any Note Document to the contrary, none of the Acquisition Agreement Transactions shall constitute a Change in Control.

Section 8.4.                      Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes of any series pursuant to Section 8.2, the principal amount of the Notes of such series to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.5.                      Maturity; Surrender, Etc.  In the case of each optional prepayment of Notes of any series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6.                      Purchase of Notes.  The Company will not and will not permit any of its Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and such Notes or (b) pursuant to an offer to purchase any outstanding Notes of any series made by the Company or an Affiliate of the Company pro rata to the holders of all Notes of such series at the time outstanding upon the same terms and conditions; provided that if and so long as any Event of Default exists, such offer shall be made pro rata to the holders of all Notes of all series outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days.  If the holders of more than 25% of the principal amount of the Notes of the applicable series then outstanding accept such offer, the Company shall promptly notify the remaining holders of such series of Notes of such fact and the expiration date for the acceptance by holders of such series of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7.                      Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

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“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.  If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse

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between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.5 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.8.                      Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9.                                          AFFIRMATIVE COVENANTS.

So long as any of the Notes are outstanding, each of Parent and the Company covenant that:

Section 9.1.                      Compliance with Laws and Agreements.  Each Obligor will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  Parent and the Company will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by Parent, its Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.

Section 9.2.                      Insurance.  Each Obligor will, and will cause each of its Subsidiaries to, maintain insurance with insurance companies that the Parent believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary in the applicable jurisdiction

18

for companies engaged in the same or similar businesses operating in the same or similar locations).

Section 9.3.                      Maintenance of Properties.  Each Obligor will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of the business of Parent and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear and casualty and condemnation events excepted, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 9.4.                      Payment of Taxes.  Each Obligor will, and will cause each of its Subsidiaries to, pay all Tax liabilities, including all Taxes imposed upon it or upon its income or profits or upon any properties belonging to it, that, if not paid, would reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, and all lawful claims other than Tax liabilities which, if unpaid, would become a Lien upon any properties of any Obligor or any of its Subsidiaries not otherwise permitted under Section 10.2, in both cases except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) any Obligor or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or other applicable accounting rules.

Section 9.5.                      Existence and Conduct of Business.  Each Obligor will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that (i) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not restricted under this Agreement and (ii) none of the Obligors or any of its Material Subsidiaries shall be required to preserve, renew or keep in full force and effect its rights, licenses, permits, privileges or franchises if the Parent should reasonably determine that (a) the preservation and maintenance thereof is no longer desirable in the conduct of the business of Parent and its Subsidiaries, taken as a whole or (b) the failure to maintain and preserve the same would not reasonably be expected, in the aggregate, to result in a Material Adverse Effect.

Section 9.6.                      Books and Records.  Each Obligor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries are made sufficient to prepare financing statements in accordance with GAAP (or other applicable accounting rules, including IFRS, or as otherwise disclosed to the holders of the Notes).

Section 9.7.                      Subsidiary Guarantors.  Parent and the Company shall cause each of its Wholly-Owned Subsidiaries (other than the Exempt Subsidiaries) that either (x) Guarantees any Indebtedness for borrowed money (other than Permitted Indebtedness) of Parent, Holdings or the Company in an aggregate principal amount in excess of $500,000,000 or (y) is a borrower under or an issuer of or is a guarantor of (A) any Bank Credit Agreement, (B) any Contemplated Debt Securities or (C) the Existing CF Notes, to become a Guarantor hereunder by (i) executing and delivering to the holders of the Notes a Guaranty Agreement or a Guaranty Joinder Agreement or comparable guaranty documentation as deemed reasonably satisfactory by the administrative agent under the Amended Credit Agreement within thirty (30) days (or such longer time period if

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agreed to by the administrative agent under the Amended Credit Agreement) after the requirements in clause (x) or (y) above shall first have been satisfied with respect to such Subsidiary (it being understood that such Guaranty Agreement or a Guaranty Joinder Agreement or comparable guaranty documentation shall be accompanied by documentation with respect thereto substantially consistent with the documentation delivered pursuant to Sections 4.3(b) and 4.4(a)); provided that, notwithstanding anything in any Note Document to the contrary, such Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation shall, subject to the Agreed Guarantee Principles, be in a form deemed reasonably satisfactory by the administrative agent under the Amended Credit Agreement and shall be limited to the extent necessary to comply with the Agreed Guarantee Principles (including by limiting the maximum amount guaranteed), which limitations in such agreement or documentation shall in each case be subject to the reasonable satisfaction of the administrative agent under the Amended Credit Agreement.  Upon execution and delivery of such Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation, each such Person shall become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties and obligations in such capacity under the Note Documents.  If requested by the administrative agent under the Amended Credit Agreement, the holders shall also receive an opinion or opinions of counsel (which may be from in-house counsel, provided that such opinion is in respect of New York law) for the Company in form and substance substantially similar to any such opinion delivered to such administrative agent under the Amended Credit Agreement relating to any such Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation delivered pursuant to this Section 9.7, dated as of the date of such Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation, as applicable.

Section 9.8.                      UK Holdco Guaranty.  After consummation of the Acquisition Agreement Transactions to occur on the Darwin Acquisition Closing Date, the holders of the Notes shall receive:

(a)                    (i) from UK Holdco, a Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation joining UK Holdco as a Guarantor and (ii) if necessary, a Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation signed by each other Person that is required to deliver such Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation pursuant to Section 9.7 on the Darwin Acquisition Closing Date, without giving effect to the grace period therein;

(b)                     If a Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation is required pursuant to Section 9.8(a), favorable written opinions (addressed to the holders of the Notes on the Darwin Acquisition Closing Date and dated the Darwin Acquisition Closing Date) of Skadden, Arps, Slate, Meagher & Flom (UK) LLP and of Skadden, Arps, Slate, Meagher & Flom LLP, external counsels for the Company (and opining with respect to UK Holdco), in form and substance deemed reasonably satisfactory by the administrative agent under the Amended Credit Agreement with respect to any Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation delivered pursuant to Section 9.8(a)(ii) by a company organized under the laws of England and Wales on the Darwin Acquisition Closing Date; and

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(c)                     a process agent appointment letter duly executed by a director or Responsible Officer of each of UK Holdco and each Subsidiary organized under the laws of England and Wales that is required to become a Guarantor pursuant to Section 9.7 on such date, irrevocably appointing Holdings, the Company or such other Domestic Subsidiary of Parent identified to the holders of the notes in writing from time to time as its agent for service of process in relation to any proceedings before the Supreme Court of the State of New York sitting in New York County, the United States District Court of the Southern District of New York or any appellate court from any thereof in connection with any Note Document and countersigned by Holdings, the Company or such other Domestic Subsidiary as applicable, accepting such appointment.

Section 9.9.                      Use of Proceeds.  The proceeds of the sale of the Notes hereunder will be used as set forth in Section 5.14.  The Company shall not use, and shall procure that its Subsidiaries shall not use, the proceeds of the sale of the Notes (A) for any payments to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country in violation of any Sanctions, or (C) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 10.                                   NEGATIVE COVENANTS.

The Parent and the Company hereby covenant that so long as any of the Notes are outstanding:

Section 10.1.                     Indebtedness.  Parent will not permit any Non-Guarantor Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except (a) Permitted Indebtedness, (b) Guarantees of Indebtedness of any Subsidiaries of Parent other than Holdings and the Company and (c) other Indebtedness incurred by the Non-Guarantor Subsidiaries (x) other than Indebtedness of the types referred to in clauses (a), (b) and (c) of the definition of Indebtedness or (y) in an aggregate principal amount at any time outstanding not to exceed an amount equal to 15% of Consolidated Total Assets on a Pro Forma Basis as at the last day of the most recently ended fiscal quarter for which financial statements have been (or were required to be) furnished pursuant to Section 7.1(a) or (b), as the case may be; provided that no violation of this clause (y) shall occur solely as a result of any reduction in Consolidated Total Assets if at the time the respective Indebtedness was incurred such Indebtedness was permitted within the limitations established by this clause (y).

Section 10.2.                     Liens.  Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it except:

(a)                        Permitted Encumbrances;

(b)                         any Lien on any property or asset of any Obligor or any of its Subsidiaries existing on the Closing Date and set forth in Schedule 10.2; provided that (i) such Lien shall not apply to any other property or asset of such Obligor or Subsidiary (other than proceeds of the sale or other disposition thereof and other than improvements,

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developments, repairs, renewals, replacements, additions and accessions of or to such property) and (ii) such Lien and any replacements thereof shall secure only those obligations which it secures on the Closing Date and any modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements of such obligations that do not increase the outstanding principal amount thereof (except to the extent of any reasonable fees, expenses and premium incurred in connection therewith);

(c)                         any Lien existing on any property or asset prior to the acquisition thereof (including, without limitation, Liens existing on property or assets of the Acquired Business or UK Holdco prior to the Darwin Acquisition Closing Date) by Parent or any Subsidiary (and on improvements, leases, installations, developments, repairs, renewals, replacements, additions, general intangibles, accessions, and proceeds related thereto) or existing on any property or asset of any Person that becomes a Subsidiary or is merged with or into or consolidated with Parent or any Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary or is merged with or into or consolidated with Parent or any Subsidiary (and on improvements, leases, installations, developments, repairs, renewals, replacements, additions, general intangibles, accessions, and proceeds related thereto); provided that (i) such Lien shall not apply to any other property or assets of Parent or any Subsidiary (other than improvements, installations, developments, repairs, renewals, replacements, additions and accessions of or to such property) and (ii) such Lien and any replacements thereof shall secure only those commitments and obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary or is merged with or into or consolidated with Parent or any Subsidiary, as the case may be, and any modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements thereof that do not increase the commitments and obligations thereunder (except to the extent of any reasonable fees, expenses and premium incurred in connection therewith);

(d)                         Liens on property, plant and equipment acquired, constructed, leased, installed, repaired, developed or improved by Parent or any Subsidiary; provided that (i) such security interests secure Indebtedness that is not prohibited by Section 10.1, (ii) such security interests and the Indebtedness secured thereby are initially incurred prior to or within 270 days after such acquisition or the completion of such construction, lease, installation, repair, development or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing, leasing, installing, repairing, developing or improving such property, plant and equipment and (iv) such security interests shall not apply to any other property or assets of Parent or any Subsidiary (other than improvements, installations, repairs, developments, renewals, replacements, additions and accessions of or to such property);

(e)                         any interest or title of a lessor, sublessor, lessee, sublessee, licensee, sublicensee, licensor or sublicensor under any lease or license agreement not prohibited by this Agreement and in the ordinary course of business;

(f)                        Liens in connection with the operation of cash management programs and Liens arising solely by virtue of any statutory or common law provision relating to

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banker’s Liens, rights of set-off, revocation, refund, chargeback, overdraft or similar rights and remedies as to deposit, securities and commodities accounts or other funds maintained with a creditor depository institution or a securities or commodities intermediary in the ordinary course of business and not with the intent of granting security;

(g)                          Liens of sellers of goods to Parent or any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business;

(h)                         Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with the importation of goods;

(i)                          Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code;

(j)                         Liens securing purchase money Indebtedness of Parent or any of its Subsidiaries not prohibited by Section 10.1; provided that, such Liens attach only to the property which was purchased with the proceeds of such purchase money Indebtedness;

(k)                         [reserved;]

(l)                          Liens in favor of any Obligor securing obligations of any Obligor or any Subsidiary and Liens in favor of any Non-Guarantor Subsidiary securing obligations of any Non-Guarantor Subsidiary;

(m)                        Liens securing Swap Agreements and obligations thereunder, limited to cash deposits and/or investments not to exceed $300,000,000 in the aggregate and any deposit accounts and/or securities accounts containing only such cash deposits and/or investments;

(n)                         Liens on real or personal property subject to the Pooling Agreement;

(o)                         Liens in favor of CoBank, ACB in all capital stock of CoBank, ACB owned by the Company;

(p)                         Liens on Equity Interests in a joint venture owned by Parent or any of its Subsidiaries securing joint venture obligations of such joint venture;

(q)                         Liens created by Capital Lease Obligations; provided that (x) the Liens created by any such Capital Lease Obligations attach only to the property leased to an Obligor or one of its Subsidiaries pursuant thereto and general intangibles and proceeds related thereto, and improvements, repairs, renewals, replacements, additions and accessions to the property leased pursuant thereto and (y) such Liens do not secure Capital Lease Obligations in excess of $250,000,000;

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(r)                         Liens on (i) Margin Stock that is held by Parent as treasury stock, or (ii) Equity Interests in Terra Nitrogen, TNCLP, or OCI Partners LP that constitute Margin Stock;

(s)                         Liens consisting of an agreement to sell, transfer or dispose of any asset or property (to the extent such sale, transfer or disposition is not prohibited by Section 10.3);

(t)                         Liens on cash or deposits granted in favor of the swingline lender or letter of credit issuing bank under any Bank Credit Agreement to cash collateralize any defaulting lender’s participation in letters of credit or swingline loans under such Bank Credit Agreement;

(u)                         Liens securing financing of insurance premiums incurred in the ordinary course of business;

(v)                         Liens created in connection with any Equity Interest repurchase program in favor of any broker, dealer, custodian, trustee or agent administering or effecting transactions pursuant to an Equity Interest repurchase program;

(w)                          Liens associated with the discounting or sale of letters of credit and accounts receivable incurred in the ordinary course of business;

(x)                         Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition or other investment;

(y)                         Liens on deposit accounts, securities accounts, cash and Cash Equivalents pursuant to an escrow arrangement or other funding arrangement pursuant to which such funds will be segregated to pay the purchase price on any acquisition;

(z)                         Liens on Escrowed Proceeds prior to and on the Darwin Acquisition Closing Date; and

(aa)                           Liens not otherwise permitted under this Section 10.2 securing Indebtedness, claims and other liabilities or obligations then outstanding, not in excess of, in the aggregate at any time, an amount equal to 15% of Consolidated Total Assets on a Pro Forma Basis as at the last day of the most recently ended fiscal quarter for which financial statements have been (or were required to be) furnished pursuant to Section 7.1(a) or (b), as the case may be; provided that no violation of this clause (aa) shall occur solely as a result of any reduction in Consolidated Total Assets if at the time the respective Indebtedness, claim, liability or other obligation was secured the respective Liens were permitted to be granted within the limitations established by this clause (aa) provided, further, that notwithstanding the foregoing, Parent shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 10.2(aa) any Indebtedness outstanding under or pursuant to any Bank Credit Agreement (other than (i) cash collateral with respect to letters of credit and defaulting lender obligations, (ii) in

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an aggregate amount up to and including $200,000,000 upon the termination of the Amended Credit Agreement, cash collateral for letter of credit obligations with respect to letters of credit issued under the Amended Credit Agreement that remain outstanding after such termination and (iii) set-off rights provided for in any Bank Credit Agreement) unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Section 10.3.                     Merger, Consolidation, Etc.  (a) Neither Parent nor the Company will merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, (b) Parent will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of Parent and its Subsidiaries and Excluded Subsidiaries, taken as a whole, to any other Person and (c) UK Holdco will not take any step that would result in (x) a change of its jurisdiction of incorporation from England and Wales or (y) a change of its “centre of main interest” for the purposes of, and as defined in Article 3(1) of, the Regulation from England and Wales, except:

(i)                          any Person may merge into or consolidate with Parent or the Company in a transaction in which Parent or the Company, as the case may be, is the surviving Person;

(ii)                          (x) the Parent or the Company may merge or consolidate with any Person in a transaction in which the Parent or the Company is not the surviving Person or (y) any of Parent, the Company and any Subsidiary of Parent may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of Parent and its Subsidiaries and Excluded Subsidiaries, taken as a whole, or the Equity Interests of all or substantially all of Parent’s Subsidiaries and Excluded Subsidiaries, taken as a whole, to any Person (other than its Subsidiaries and Excluded Subsidiaries); provided that:

(A)                          the surviving Person or the acquiring Person, as applicable, (x) agrees to assume, and has expressly assumed, all of the obligations of the Parent or the Company hereunder, as applicable, and all of the Company’s other representations, covenants, conditions and other obligations pursuant to this Agreement and the other Note Documents, in an agreement executed and delivered to the holders of the Notes by the surviving Person or the acquiring Person, as applicable, and (y) (i) in the case of a transaction with the Company, shall be a Person organized and existing under the laws of the United States or any state thereof or the District of Columbia and (ii) in the case of a transaction with UK Holdco, shall be a Person organized and existing under the laws of England and Wales, and in the case of clauses (y) (i) and (ii) the Parent or the Company, as applicable, shall have (I) procured for each holder an opinion in

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respect of such Person and such agreement and covering the matters covered in the opinions delivered pursuant to Section 4.4; and (II) satisfied the condition set forth in Section 4.3(b).

(B)                         immediately after giving effect to such transaction or series of transactions, the Successor Moody’s Ratings and Successor S&P Ratings applicable to such successor entity shall be no lower than any Moody’s Ratings and S&P Ratings as in effect immediately prior to giving effect to such transaction or series of transactions;

(C)                         immediately before and after giving effect (including pro forma effect) to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and

(D)                          each Person (other than the Parent or the Company, as applicable) that is a Guarantor immediately prior to giving effect to such transaction shall have duly authorized, executed and delivered a reaffirmation agreement in respect of such Person’s Guaranty.

(iii)                           any of Parent and the Company may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of Parent and Parent’s Subsidiaries and Excluded Subsidiaries, taken as a whole, or the Equity Interests of all or substantially all of Parent’s Subsidiaries and Excluded Subsidiaries, taken as a whole, to one or more of Parent’s Subsidiaries and Excluded Subsidiaries; provided that immediately before and after giving effect (including pro forma effect) to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and

(iv)                         any Subsidiary of Parent may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of Parent and Parent’s Subsidiaries and Excluded Subsidiaries, taken as a whole, or the Equity Interests of all or substantially all of Parent’s Subsidiaries and Excluded Subsidiaries, taken as a whole, to one or more of Parent, the Company, any Subsidiary of Parent and any Excluded Subsidiary;

provided that, in the case of each of paragraphs (i), (ii), (iii) and (iv) above, UK Holdco shall, after giving effect to such transaction or transactions, have (x) its jurisdiction of incorporation in England and Wales and (y) its “centre of main interest” for purposes of, and as defined in Article 3(1) of, the Regulation in England and Wales and shall have no “establishment”, as that term is used in Article 2(h) of the Regulation, in any other jurisdiction.

The foregoing Section 10.3 shall not prohibit (A) dispositions of (i) Margin Stock that is held as treasury stock by Parent, or (ii) Equity Interests in Terra Nitrogen, TNCLP, or OCI Partners LP that constitute Margin Stock, or (B) the Acquisition Agreement Transactions.

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Section 10.4.                     Financial Covenants.

(a)                    Minimum Interest Coverage Ratio.  Parent will not permit the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 2.75:1.00.

(b)                     Maximum Total Leverage Ratio.  Parent will not permit the Total Leverage Ratio as of the last day of any fiscal quarter to be greater than 3.75:1.00.

SECTION 11.                                   EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                        the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)                         the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)                         Parent or the Company defaults in the performance of or compliance with any term contained in Section 7.1(e)(i) or Section 9.5 (solely with respect to the Company’s existence) or in Section 9.9 or Section 10; or

(d)                         Parent or the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Guaranty to which it is a party and such default is not remedied within 30 days after the Parent or the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)                         any representation or warranty made or deemed made by or on behalf of Parent or any of its Subsidiaries in this Agreement or any other Note Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any certificate, report, financial statement or other document furnished by or on behalf of Parent or any of its Subsidiaries pursuant to this Agreement, any other Note Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made and, if such incorrectness is capable of being remedied or cured, such incorrectness shall not be remedied or cured by Parent or such Subsidiary, as the case may be, within ten Business Days after the date on which the Company shall receive written notice thereof from a holder of a Note; or

(f)                        Parent or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (whether by scheduled maturity,

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required prepayment, acceleration, demand, or otherwise) and such failure shall have continued after the expiration of any applicable grace period, if any;

(g)                          any breach or default by Parent or any Subsidiary occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (in each case other than as a result of the occurrence of a change in control which would also grant the holders of Notes the right to receive a Change in Control Offer pursuant to Section 8.6), and such breach or default (i) is not waived by such holder or holders of such Material Indebtedness, or such trustee or agent on its or their behalf in accordance with the terms of such Material Indebtedness and (ii) continues beyond the expiration of any grace period provided therefor; provided that this clause (g) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the property or assets securing such Indebtedness, (2) Indebtedness that becomes due as a result of a notice of voluntary refinancing, exchange, or conversion thereof that is permitted thereunder, so long as such refinancing, exchange or conversion is consummated, or such notice is duly withdrawn, in accordance with the terms of such Indebtedness or (3) Indebtedness held in whole or in part by any holder of any Note, any lender under any Bank Credit Agreement or any of their respective affiliates (as such term is used in Regulation U issued by the Board) that becomes due or enables or permits the holders thereof to cause such Indebtedness to become due solely as a result of a breach of terms governing the sale, pledge or disposal of Margin Stock and would cause this Agreement or any Note to be subject to the margin requirements or any other restriction under Regulation U; or

(h)                         Parent or any of its Material Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

(i)                          an involuntary proceeding shall be commenced or an involuntary petition shall be filed in any court of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of Parent or any of its Material Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, interim receiver, liquidator, receiver and manager, administrative receiver, administrator, insolvency practitioner or similar official for Parent or any of its Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered by such court; or

(j)                         Parent or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian,

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sequestrator, conservator, interim receiver, liquidator, receiver and manager, administrative receiver, administrator, insolvency practitioner or similar official for Parent or any of its Material Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate or other organizational action for the purpose of effecting any of the foregoing; or

(k)                         one or more final non-appealable judgments for the payment of money in excess of $200,000,000 in the aggregate shall be rendered by a court of competent jurisdiction against Parent, any of its Subsidiaries or any combination thereof, and Parent’s or such Subsidiary’s financial obligation with respect to such judgment exceeds $200,000,000 in the aggregate (to the extent not paid or covered by a reputable and solvent independent third-party insurance company (other than normal deductibles) which has not disputed coverage or indemnity) and the same shall remain undischarged or unsatisfied for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Parent or any Subsidiary to enforce any such judgment and such action shall not be stayed;

(l)                          one or more ERISA Events shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect; or

(m)                        except as released in accordance with Section 22.1 of this Agreement, any Guaranty shall fail to remain in full force and effect as to any Guarantor or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall deny that it has any further liability under a Guaranty, or shall give written notice to such effect.

SECTION 12.                                   REMEDIES ON DEFAULT, ETC.

Section 12.1.                     Acceleration.  (a) If an Event of Default with respect to the Company described in Section 11(i) or (j) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)                     If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)                     If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

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Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.                     Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.                     Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.                     No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, any Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of Parent and the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs

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and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.                                   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1.                     Registration of Notes.  The Company shall, or following notice to the holders of the Notes of the appointment of a Registrar, if then appointed by the Company, shall cause the Registrar to, keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall, or shall cause the Registrar to, give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.                     Transfer and Exchange of Notes.  Upon surrender of any Note at the principal executive office of the Company, or, following notice to the Holders of the Notes of the appointment of a Registrar, if then appointed by the Company, the Registrar for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and shall, or shall cause the Registrar to, deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1-A, Schedule 1-B or Schedule 1-C, as applicable.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company or the Registrar may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.

Without limiting the foregoing, each Purchaser and each subsequent holder of any Note severally agrees that it will not, directly or indirectly, resell any Notes purchased by it to a Person which is a Competitor (it being understood that such Purchaser shall advise any broker or

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intermediary acting on its behalf that such resale to a Competitor is limited hereby).  The Company shall not be required to recognize any sale or other transfer of a Note to a Competitor and no such transfer shall confer any rights hereunder upon such transferee.

Section 13.3.                     Replacement of Notes.  Upon receipt by the Company or the Registrar on behalf of the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)                        in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company or the Registrar on its behalf (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                         in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and shall, or shall cause the Paying Agent to, deliver, in lieu thereof, a new Note of the same series as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.                                   PAYMENTS ON NOTES.

Section 14.1.                     Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Morgan Stanley Senior Funding, Inc. in New York, New York or the Company or the Paying Agent in such jurisdiction.  The Company may at any time, by notice to each holder of a Note to be paid, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company or the Paying Agent in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.                     Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company, or the Paying Agent on its behalf, will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company (or, if then appointed by the Company, the Paying Agent) in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company (or, if then appointed by the Company, the Paying Agent), made concurrently with or

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reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company (or, if then appointed by the Company, the Paying Agent), at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company (or, if then appointed by the Company, the Registrar), in exchange for a new Note or Notes pursuant to Section 13.2.  The Company (or, if then appointed by the Company, the Registrar), will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15.                                   EXPENSES, ETC.

Section 15.1.                     Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, Parent and the Company jointly and severally agree to pay (a) all reasonable and documented attorneys’ fees of Chapman and Cutler LLP or one special counsel to the Purchasers taken as a whole (and, if reasonably required by the Required Holders, one local counsel for each applicable jurisdiction) incurred by the Purchasers and each other holder of a Note in connection with the transactions in clause (b), and (b) (i) the other reasonable costs and expenses incurred by the Purchasers and each other holder of a Note in connection with the preparation, negotiation, execution and delivery of this Agreement, the Notes and any Guaranty and any amendments, modifications, waivers or consents of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby are consummated), (ii) if a Default or Event of Default exists, the other costs and expenses incurred by the Purchasers and each other holder of a Note in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Guaranty or the Notes, including exercising its visitation rights under Section 7.3, (iii) the other reasonable costs and expenses incurred by the Purchasers and each other holder of a Note in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Guaranty or the Notes, or by reason of being a holder of any Note, (iv) if a Default or Event of Default exists, the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of Parent, the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, (v) the other costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO; provided, that such costs and expenses under this clause (v) shall not exceed $3,000 per series of Notes and (vi) the costs, expenses, fees and disbursements of any Person (other than the Company) acting as Paying Agent or the Registrar from time to time hereunder, to the extent required by any other agreements solely between the Company and such Paying Agent or such Registrar, as applicable.  Parent and the Company jointly and severally agree to pay, and agree to save each Purchaser and each other holder of a Note harmless from (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any

33

payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 15.2.                     Survival.  The obligations of the Company and Parent under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Guaranty or the Notes, and the termination of this Agreement.

SECTION 16.                                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and any Guaranty, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Guarantor pursuant to this Agreement or any Guaranty shall be deemed representations and warranties of the Company or such Guarantor under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and any Guaranties embody the entire agreement and understanding between each Purchaser, on the one hand, and the Company or any Guarantor, on the other, and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.                                   AMENDMENT AND WAIVER.

Section 17.1.                     Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)                        no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b)                         no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or extend the time of payment or change the method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) reduce the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 17.1(c)), 11(a), 11(b), 12 or 17.

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Section 17.2.                     Solicitation of Holders of Notes.

(a)                    Solicitation.  The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Guaranty.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Guaranty to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)                     Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)                     Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 17 or any Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.                     Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 or any Guaranty applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or Guaranty shall operate as a waiver of any rights of any holder of such Note.

Section 17.4.                     Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Guaranty or the Notes, or have directed the taking of any action provided herein or in any Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

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SECTION 18.                                   NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an overnight commercial delivery service (charges prepaid) or (b) by an overnight commercial delivery service (charges prepaid).  Any such notice must be sent:

(i)                          if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)                         if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

(iii)                         if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, Phone: (847) 405-2400, Fax: (847) 405-2711, e-mail: dswenson@cfindustries.com with a copy to e-mail: treasury@cfindustries.com, and a copy to the Paying Agent, if any, or at such other address as the Company shall have specified to the holder of each Note in writing, or

(iv)                         if to Holdings, to Holdings at its address set forth at the beginning hereof to the attention of Treasurer, Phone: (847) 405-2400, Fax: (847) 405-2711, e-mail: dswenson@cfindustries.com with a copy to e-mail: treasury@cfindustries.com or at such other address as Holdings shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received by telecopy in the case of clause (a) above and by overnight commercial delivery service in the case of clause (b) above.

In addition, notices and other communications to the Purchasers and holders of the Notes may be delivered or furnished by electronic communication.  Any Purchaser, holder of a Note or the Company, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

SECTION 19.                                   REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative

36

proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.                                   CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means all information delivered to any Purchaser by or on behalf of UK Holdco, Holdings, the Company or any Subsidiary relating to UK Holdco, Holdings, the Company or any Subsidiary or its business, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure (otherwise than (to such Purchaser’s knowledge) by reason of any breach of these provisions), (b) subsequently becomes publicly known through no act or omission by such Purchaser (including any breach of these provisions by such Purchaser) or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by UK Holdco, Holdings or the Company or any Subsidiary and other than (to such Purchaser’s knowledge) by reason of any breach of these provisions or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser and will not use any Confidential Information except in connection with the evaluation, administration and enforcement of this Agreement, the Notes or any Guaranty, provided that such Purchaser may deliver or disclose Confidential Information subject to such procedures to (i) its directors, officers, employees, agents, attorneys, trustees and Affiliates (to the extent such disclosure directly relates to the administration of the investment represented by its Notes and such parties are bound by the terms of their employment or affiliation with such Purchasers to maintain the confidentiality of the Confidential Information) (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person (x) agrees to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20 and are bound by an obligation of confidentiality with respect to the Confidential Information, and (y) is not a Competitor), (v) any Person from which it offers to purchase any Security of Holdings or the Company in a private transaction (if such Person (x) agrees to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20 and are bound by an obligation of confidentiality with respect to the Confidential Information, and (y) is not a Competitor), (vi) to the extent delivery is requested or required by any Governmental Authority, having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, (viii) upon notice to the Company, to the extent reasonably practicable and not prohibited by applicable law, rule or regulation, any other Person to which such delivery or disclosure may be necessary to effect compliance with

37

any law, rule, regulation or order applicable to such Purchaser, or in response to any subpoena or other legal process, or (ix)(y) upon notice to the Company, to the extent reasonably practicable and not prohibited by applicable law, rule or regulation, in connection with any litigation to which such Purchaser is a party, to the extent such Purchaser may reasonably determine such delivery or disclosure to be necessary or appropriate in connection with such litigation, or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Guaranty.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks or otherwise) which is different from the terms of this Section 20, the terms of this Section 20 shall not be amended thereby and, as between such Purchaser and the Company, this Section 20 shall supersede the terms of any such other confidentiality undertaking.

SECTION 21.                                   SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, the Registrar and the Paying Agent, if any, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company, the Registrar and the Paying Agent, if any, of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

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SECTION 22.                                   RELEASE OF GUARANTORS.

If (a) in compliance with the terms and provisions of this Agreement, all or substantially all of the equity interests of any Guarantor (other than UK Holdco and Holdings (but only if Holdings directly or indirectly owns equity interests in the Company) and the Company) are sold, transferred or otherwise disposed of to a Person or Persons other than Parent or its Subsidiaries (so such Guarantor is no longer a “Subsidiary”), (b) a Guarantor (other than UK Holdco and Holdings) (x) ceases to be (or substantially simultaneously with its release as a Guarantor will cease to be, including as a result of such Subsidiary ceasing to be a borrower under a Bank Credit Agreement) a guarantor of any Indebtedness for borrowed money (other than Permitted Indebtedness) of UK Holdco, Holdings or the Company in an aggregate principal amount in excess of $500,000,000 and (y) is not a borrower under (or substantially simultaneously with its release as a Guarantor will cease to be, including as a result of such Subsidiary ceasing to be a borrower under a Bank Credit Agreement) an issuer of or a guarantor of (A) the Bank Credit Agreements, (B) any Contemplated Debt Securities or (C) the Existing CF Notes or (c) a Guarantor becomes an Exempt Subsidiary, then such Guarantor may, and, in the discretion of the Parent upon notice in writing to the holders of the Notes specifying the reason for such release shall, be released from its Guaranty, and all of its obligations under the Guaranty Agreement and the other Note Documents to which it is a party, and thereafter such Person shall no longer constitute a Guarantor under the Note Documents.

Notwithstanding anything herein to the contrary in any Note Document, if (i) a Subsidiary becomes a Guarantor solely as a result of its designation as a borrower under the Amended Credit Agreement or any modification, extension, exchange, extension, renewal, refinancing, refunding, or replacement thereof, and (ii) such designation as a borrower is subsequently terminated at the election of the Parent or any of its Subsidiaries, then on and after the date that such Subsidiary ceases to be a borrower thereunder, such Guarantor may, in the discretion of the Parent, upon notice in writing to the holders of the Notes specifying the reason for such release shall be released from all of its obligations under this Agreement and the other Note Documents to which it is a party, and thereafter such Person shall no longer constitute a Guarantor under the Note Documents, so long as such Guarantor is released from its obligations as a borrower under, an issuer of, or a guarantor of each item of Indebtedness described in clause (b) above substantially simultaneously with its release as a Guarantor.

Notwithstanding anything to the contrary in any Note Document, if (i) in accordance with the Agreed Guarantee Principles, a Subsidiary (whether or not it is a Guarantor) would not be required to be or become a Guarantor, but such Subsidiary is or is required to become a Guarantor solely as a result of the proviso to clause (c) of the definition of “Exempt Subsidiaries” and (ii) the proviso to clause (c) of the definition of “Exempt Subsidiaries” ceases to apply to such Subsidiary (x) prior to or substantially concurrently with the release of such Guarantor from its Guaranty or (y) prior to the time that such Subsidiary would be required to become a Guarantor under Section 9.7, then such Subsidiary may, and in the discretion of the Parent upon notice in writing to the holders of the Notes specifying the reason for the same shall, be released from (1) the requirement to provide a Guaranty and (2) its Guaranty and all of its obligations under the Guaranty Agreement and the other Note Documents to which it is a party, and thereafter such Person shall no longer constitute a Guarantor under the Note Documents.

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At the request of the Company, the holders of the Notes shall, at the Company’s expense, execute such documents as are necessary to acknowledge any such release in accordance with this Section 22 and in accordance with the applicable Guaranty, so long as the Company shall have provided the holders of the Notes a certificate, signed by a Responsible Officer of the Parent or the Company, certifying as to satisfaction of the requirements set forth above and the release of such Guarantor’s Guaranty in compliance with this Agreement and the applicable Guaranty.

SECTION 23.                                   UK GUARANTY LIMITATIONS.

Notwithstanding any other provision of this Agreement or any other Note Document, any guarantee, indemnity or other obligation of UK Holdco and any other Guarantor that is a Foreign Subsidiary contained in this Agreement or in any other Note Document shall not apply to the extent (and solely to the extent) that it would result in such guarantee, indemnity or other obligation constituting unlawful financial assistance within the meaning of sections 678 or 679 of the UK Companies Act 2006 or any equivalent and applicable provisions under the laws of the jurisdiction in which such Guarantor is incorporated or established.

SECTION 24.                                   MISCELLANEOUS.

Section 24.1.                     Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 24.2.                     Accounting Terms.  Except as otherwise expressly provided herein, the financial statements to be furnished to the holders of the Notes pursuant hereto shall be made and prepared in accordance with GAAP (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the holders of the Notes); provided that, except as otherwise specifically provided herein, all computations and all definitions (including accounting terms) used in determining compliance with Section 10.4 shall utilize GAAP and policies in conformity with those used to prepare the audited financial statements of Holdings for the fiscal year ended December 31, 2014; provided, further, that if the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of any provision hereof (including as a result of an election to apply IFRS) (or if the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP (or such election) or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change (or such election) shall have become effective until such request shall have been withdrawn or such provision amended in accordance herewith.  At any time after the Closing Date, Parent may elect to apply IFRS in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to Parent’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.  Notwithstanding anything to the contrary in this Agreement or in any

40

other Note Document, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards No. 159 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) permitting or requiring a Person to value its financial liabilities or Indebtedness at the fair value thereof and (b) if at any time the obligations of any Person in respect of an operating lease are required to be recharacterized as Capital Lease Obligations as a result of a change in GAAP after the Closing Date (including as a result of an election to apply IFRS), then for purposes hereof such Person’s obligations under such operating lease shall not, following the date of such recharacterization, be deemed Capital Lease Obligations and if after any such change in GAAP any Capital Lease Obligations would constitute obligations in respect of an operating lease, as defined and interpreted in accordance with GAAP as in effect and applied on the Closing Date, then the obligations under such lease shall not be deemed Capital Lease Obligations.

Section 24.3.                     Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 24.4.                     Construction, Etc.  (a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.  For the avoidance of doubt, all Schedules attached hereto shall be deemed to be a part hereof.

(b)                     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of and Schedules to this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts

41

and contract rights and (f) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 24.5.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 24.6.                       GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 24.7.                     Jurisdiction and Process; WAIVER OF JURY TRIAL.  (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                     The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.7(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)                     Nothing in this Section 23.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

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(D)                      THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*    *    *    *    *

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement among you, the Company and Holdings.

Very truly yours,

CF INDUSTRIES, INC.

By:	/s/ Daniel L. Swenson
Name: Daniel L. Swenson
Title: Treasurer and Assistant Secretary

CF INDUSTRIES HOLDINGS, INC.

By:	/s/ Daniel L. Swenson
Name: Daniel L. Swenson
Title: Treasurer and Assistant Secretary

This Agreement is hereby
accepted and agreed to as
of the date hereof.
METROPOLITAN LIFE INSURANCE COMPANY

GENERAL AMERICAN LIFE INSURANCE COMPANY
By Metropolitan Life Insurance Company, its Investment Manager

METLIFE INSURANCE COMPANY USA
By Metropolitan Life Insurance Company, its Investment Manager

	By:	/s/ John Wills
Name: John Wills
Title: Managing Director

METLIFE INSURANCE K.K.
By MetLife Investment Advisors, LLC, its Investment Manager

ERIE FAMILY LIFE INSURANCE COMPANY
By MetLife Investment Advisors, LLC, its Investment Manager

SYMETRA LIFE INSURANCE COMPANY
By MetLife Investment Advisors, LLC, its Investment Manager

	By:	/s/ John Wills
Name: John Wills
Title: Managing Director

UNION FIDELITY LIFE INSURANCE COMPANY
By MetLife Investment Advisors, LLC, its Investment Manager

	By:	/s/ John Wills
Name: John Wills
Title: Managing Director

This Agreement is hereby

accepted and agreed to as

of the date hereof.

VOYA INSURANCE AND ANNUITY COMPANY
VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
RELIASTAR LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
SECURITY LIFE OF DENVER INSURANCE COMPANY
By: Voya Investment Management LLC, as Agent

By:	/s/ Paul Aronson
Name: Paul Aronson
Title: Senior Vice President

AMERICAN FIDELITY ASSURANCE COMPANY
LEO 2013-1 LLC
UNITED TECHNOLOGIES CORPORATION EMPLOYEE SAVINGS PLAN MASTER TRUST
VOYA PENSION COMMITTEE ON BEHALF OF THE VOYA RETIREMENT PLAN
By: Voya Investment Management Co. LLC, as Agent

By:	/s/ Paul Aronson
Name: Paul Aronson
Title: Senior Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	/s/ Charles J. Dudley
Name: Charles J. Dudley
Title: Assistant Tresurer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ A. Post Howland
Name: A. Post Howland
Title: Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By: NYL Investors LLC, Its Investment Manager

By:	/s/ A. Post Howland
Name: A. Post Howland
Title: Vice President

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By: New York Life Insurance Company, its attorney-in-fact

By:	/s/ A. Post Howland
Name: A. Post Howland
Title: Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

LIBERTY MUTUAL INSURANCE COMPANY

By:	/s/ Christopher J. Felton
Name: Christopher J. Felton
Title: SVP and Manager, Global Investment Grade Credit

PEERLESS INSURANCE COMPANY

By:	/s/ Christopher J. Felton
Name: Christopher J. Felton
Title: SVP and Manager, Global Investment Grade Credit

EMPLOYERS INSURANCE COMPANY OF WAUSAU

By:	/s/ Christopher J. Felton
Name: Christopher J. Felton
Title: SVP and Manager, Global Investment Grade Credit

LIBERTY LIFE ASSURANCE COMPANY OF BOSTON

By:	/s/ Christopher J. Felton
Name: Christopher J. Felton
Title: SVP and Manager, Global Investment Grade Credit

LIBERTY MUTUAL INSURANCE EUROPE LTD

By:	/s/ Christopher J. Felton
Name: Christopher J. Felton
Title: SVP and Manager, Global Investment Grade Credit

This Agreement is hereby

accepted and agreed to as

of the date hereof.

JACKSON NATIONAL LIFE INSURANCE COMPANY

By: PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By:	/s/ Elena Unger
Name: Elena Unger
Title: Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Nichol M. Merritt
Name: Nichol M. Merritt
Title: Director

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MINNESOTA LIFE INSURANCE COMPANY
THE MUTUAL SAVINGS LIFE INSURANCE COMPANY
RESERVE NATIONAL INSURANCE COMPANY
CINCINNATI LIFE INSURANCE COMPANY
UNITED INSURANCE COMPANY OF AMERICA
AMERICAN REPUBLIC INSURANCE COMPANY
DEARBORN NATIONAL LIFE INSURANCE COMPANY
BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.
GREAT WESTERN INSURANCE COMPANY
ROYAL NEIGHBORS OF AMERICA
UNITEDHEALTHCARE INSURANCE COMPANY
MTL INSURANCE COMPANY
COLORADO BANKERS LIFE INSURANCE COMPANY
UNITY FINANCIAL LIFE INSURANCE COMPANY
NEW ERA LIFE INSURANCE COMPANY
WESTERN FRATERNAL LIFE ASSOCIATION
POLISH NATIONAL ALLIANCE OF THE U.S. OF N.A.
TRUSTMARK INSURANCE COMPANY
CATHOLIC FINANCIAL LIFE
CATHOLIC UNITED FINANCIAL

By: Advantus Capital Management, Inc.

By:	/s/ Allen Stoltman
Name: Allen Stoltman
Title: Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

ENSIGN PEAK ADVISORS, INC.

By:	/s/ Matthew D. Dall
Name: Matthew D. Dall
Title: Head of Credit Research

This Agreement is hereby

accepted and agreed to as

of the date hereof.

COBANK, ACB

By:	/s/ Hal Nelson
Name: Hal Nelson
Title: Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

FARM CREDIT BANK OF TEXAS

By:	/s/ Luis M. H. Requejo
	Name:	Luis M. H. Requejo
	Title:	Director Capital Markets

This Agreement is hereby

accepted and agreed to as

of the date hereof.

AGFIRST FARM CREDIT BANK

By:	/s/ Neda K. Beal
	Name:	NEDA K. BEAL
	Title:	VICE PRESIDENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

UNITED SERVICES AUTOMOBILE ASSOCIATION

By:	/s/ Donna J. Baggerly
	Name:	Donna J. Baggerly
	Title:	Vice President, Insurance Portfolios

USAA LIFE INSURANCE COMPANY

By:	/s/ James F. Jackson, Jr.
	Name:	James F. Jackson, Jr.
	Title:	Executive Director

USAA CASUALTY INSURANCE COMPANY

By:	/s/ Donna J. Baggerly
	Name:	Donna J. Baggerly
	Title:	Vice President, Insurance Portfolios

USAA LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ James F. Jackson, Jr.
	Name:	James F. Jackson, Jr.
	Title:	Executive Director

This Agreement is hereby

accepted and agreed to as

of the date hereof.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
GENWORTH LIFE INSURANCE COMPANY
GENWORTH LIFE INSURANCE COMPANY OF NEW YORK
GENWORTH MORTGAGE INSURANCE CORPORATION OF NORTH CAROLINA

By:	Genworth Financial Inc.

By:	/s/ Anne Finucane
	Name:	Anne Finucane
	Title:	Investment Officer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
By:	AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Josh Prieskorn
	Name:	Josh Prieskorn
	Title:	Vice President

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY
By:	AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Josh Prieskorn
	Name:	Josh Prieskorn
	Title:	Vice President

TRANSAMERICA LIFE INSURANCE COMPANY
By:	AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Josh Prieskorn
	Name:	Josh Prieskorn
	Title:	Vice President

TRANSAMERICA PACIFIC INSURANCE COMPANY LTD
By:	AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Josh Prieskorn
	Name:	Josh Prieskorn
	Title:	Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Amy Judd
	Name:	Amy Judd
	Title:	Investment Officer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD ACCIDENT AND INDEMNITY COMPANY
SEPARATE ACCOUNT B, A SEPARATE ACCOUNT OF HARTFORD LIFE INSURANCE COMPANY
By:	Hartford Investment Management Company, Their Agent and Attorney-in-Fact

By:	/s/ John Knox
	Name:	John Knox
	Title:	Senior Vice President

FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN

By:	Hartford Investment Management Company, Its Agent and Attorney-in-Fact

By:	/s/ John Knox
	Name:	John Knox
	Title:	Senior Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

ATHENE ANNUITY AND LIFE COMPANY

By:	Athene Asset Management, L.P., its investment adviser
By:	AAM GP Ltd., its general partner

By:	/s/ Roger D. Fors
	Name:	Roger D. Fors
	Title:	Senior Vice President, Fixed Income

ROYAL NEIGHBORS OF AMERICA

By:	Athene Asset Management, L.P., its investment adviser
By:	AAM GP Ltd., its general partner

By:	/s/ Roger D. Fors
	Name:	Roger D. Fors
	Title:	Senior Vice President, Fixed Income

ATHENE LIFE INSURANCE COMPANY OF NEW YORK

By:	Athene Asset Management, L.P., its investment adviser
By:	AAM GP Ltd., its general partner

By:	/s/ Roger D. Fors
	Name:	Roger D. Fors
	Title:	Senior Vice President, Fixed Income

This Agreement is hereby

accepted and agreed to as

of the date hereof.

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Justin T. Lange
	Name:	Justin T. Lange
	Title:	Counsel

By:	/s/ Colin Pennycooke
	Name:	Colin Pennycooke
	Title:	Counsel

RGA REINSURANCE COMPANY

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Justin T. Lange
	Name:	Justin T. Lange
	Title:	Counsel

By:	/s/ Colin Pennycooke
	Name:	Colin Pennycooke
	Title:	Counsel

This Agreement is hereby

accepted and agreed to as

of the date hereof.

STATE FARM LIFE INSURANCE COMPANY

By:	/s/ Julie Hoyer
Julie Hoyer
Senior Investment Officer – Fixed Income

By:	/s/ Jeffrey Attwood
	Name:	Jeffrey Attwood
	Title:	Investment Officer

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By:	/s/ Julie Hoyer
Julie Hoyer
Senior Investment Officer – Fixed Income

By:	/s/ Jeffrey Attwood
Jeffrey Attwood
Investment Officer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Edward Brennan
	Name:	Edward Brennan
	Title:	Senior Director

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INTEGRITY LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
	Name:	James J. Vance
	Title:	Vice President

By:	/s/ Kevin L. Howard
	Name:	Kevin L. Howard
	Title:	Senior Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

AUTO-OWNERS INSURANCE COMPANY

By:	/s/ Brendan White
	Name:	Brendan White
	Title:	Managing Director

By:	/s/ Gregg Williams
	Name:	Gregg Williams
	Title:	Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Gilles Dellaert
	Name:	Gilles Dellaert
	Title:	Chief Investment Officer

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

By:	/s/ Gilles Dellaert
	Name:	Gilles Dellaert
	Title:	Chief Investment Officer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

UNUM LIFE INSURANCE COMPANY OF AMERICA

By:	Provident Investment Management, LLC
Its:	Agent

By:	/s/ Ben Vance
	Name:	Ben Vance
	Title:	Senior Managing Director

This Agreement is hereby

accepted and agreed to as

of the date hereof.

KNIGHTS OF COLUMBUS

By:	/s/ Ronald J. Tracz
	Name:	Ronald J. Tracz
	Title:	Asst. Supreme Secretary

This Agreement is hereby

accepted and agreed to as

of the date hereof.

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	Cigna Investments, Inc. (authorized agent)

By:	/s/ Lori E. Hopkins
	Name:	Lori E. Hopkins
	Title:	Managing Director

This Agreement is hereby

accepted and agreed to as

of the date hereof.

FIDELITY & GUARANTY LIFE INSURANCE COMPANY

By:	/s/ Thomas Cunningham
	Name:	Thomas Cunningham
	Title:	Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ David M. Weisenburger
	Name:	David M. Weisenburger
	Title:	VP, Fixed Income Securities

THE STATE LIFE INSURANCE COMPANY

By:	American United Life Insurance Company
Its:	Agent

By:	/s/ David M. Weisenburger
	Name:	David M. Weisenburger
	Title:	VP, Fixed Income Securities

PIONEER MUTUAL LIFE INSURANCE COMPANY

By:	American United Life Insurance Company
Its:	Agent

By:	/s/ David M. Weisenburger
	Name:	David M. Weisenburger
	Title:	VP, Fixed Income Securities

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MODERN WOODMEN OF AMERICA

By:	/s/ Brett M. Van
	Name:	Brett M. Van
	Title:	Treasurer & Investment Manager

This Agreement is hereby
accepted and agreed to as
of the date hereof.

PHL VARIABLE INSURANCE COMPANY

	By:	/s/ Christopher M. Wilkos
Name: Christopher M. Wilkos
Title: EXECUTIVE VICE PRESIDENT

PHOENIX LIFE INSURANCE COMPANY

	By:	/s/ Christopher M. Wilkos
Name: Christopher M. Wilkos
Title: EXECUTIVE VICE PRESIDENT

This Agreement is hereby
accepted and agreed to as
of the date hereof.

CMFG LIFE INSURANCE COMPANY
CUMIS INSURANCE SOCIETY, INC.

By: MEMBERS Capital Advisors, Inc., acting as Investment Advisor

	By:	/s/ Allen R. Cantrell
Name: Allen R. Cantrell
Title: Managing Director, Investments

This Agreement is hereby
accepted and agreed to as
of the date hereof.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

	By:	/s/ Jeffrey A. Fossell
Name: Jeffrey A. Fossell
Title: Authorized Signatory

This Agreement is hereby
accepted and agreed to as
of the date hereof.

AMERICAN FAMILY LIFE INSURANCE COMPANY

	By:	/s/ David L. Voge
Name: David L. Voge
Title: Fixed Income Portfolio Manager

This Agreement is hereby
accepted and agreed to as
of the date hereof.

SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA

By: Conning, Inc., as Investment Manager

	By:	/s/ David R. Miller
Name: David R. Miller
Title: Managing Director

UTICA MUTUAL INSURANCE COMPANY

By: Conning, Inc., as Investment Manager

	By:	/s/ David R. Miller
Name: David R. Miller
Title: Managing Director

PRIMERICA LIFE INSURANCE COMPANY

By: Conning, Inc., as Investment Manager

	By:	/s/ David R. Miller
Name: David R. Miller
Title: Managing Director

INVESTORS HERITAGE LIFE INSURANCE COMPANY

By: Conning, Inc., as Investment Manager

	By:	/s/ David R. Miller
Name: David R. Miller
Title: Managing Director

This Agreement is hereby
accepted and agreed to as
of the date hereof.

MISSOURI EMPLOYERS MUTUAL INSURANCE COMPANY

By: Conning, Inc., as Investment Manager

	By:	/s/ David R. Miller
Name: David R. Miller
Title: Managing Director

5 STAR LIFE INSURANCE COMPANY

By: Conning, Inc., as Investment Manager

	By:	/s/ David R. Miller
Name: David R. Miller
Title: Managing Director

USABLE LIFE

By: Conning, Inc., as Investment Manager

	By:	/s/ David R. Miller
Name: David R. Miller
Title: Managing Director

This Agreement is hereby
accepted and agreed to as
of the date hereof.

COUNTRY LIFE INSURANCE COMPANY

	By:	/s/ John Jacobs
Name: John Jacobs
Title: Director – Fixed Income

This Agreement is hereby
accepted and agreed to as
of the date hereof.

THE PHOENIX INSURANCE COMPANY

	By:	/s/ Annette M. Masterson
Name: Annette M. Masterson
Title: Vice President

This Agreement is hereby
accepted and agreed to as
of the date hereof.

AMERITAS LIFE INSURANCE CORP.
AMERITAS LIFE INSURANCE CORP. OF NEW YORK

By: Ameritas Investment Partners Inc., as Agent

	By:	/s/ Tina Udell
Name: Tina Udell
Title: Vice President and Managing Director

This Agreement is hereby
accepted and agreed to as
of the date hereof.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

	By:	/s/ Eve Hampton
Name: Eve Hampton
Title: Vice President, Investments

	By:	/s/ Tad Anderson
Name: Tad Anderson
Title: Assistant Vice President, Investments

THE CANADA LIFE ASSURANCE COMPANY

	By:	/s/ Eve Hampton
Name: Eve Hampton
Title: Vice President, Investments

	By:	/s/ Tad Anderson
Name: Tad Anderson
Title: Assistant Vice President, Investments

This Agreement is hereby
accepted and agreed to as
of the date hereof.

AMERICO FINANCIAL LIFE AND ANNUITY INSURANCE COMPANY

	By:	/s/ Greg A. Hamilton
Name: Greg A. Hamilton
Title: Vice President - Investments

This Agreement is hereby
accepted and agreed to as
of the date hereof.

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

	By:	/s/ David Divine
Name: David Divine
Title: Senior Portfolio Manager

This Agreement is hereby
accepted and agreed to as
of the date hereof.

AGSTAR FINANCIAL SERVICES, PCA

	By:	/s/ Graham J. Dee
Name: Graham J. Dee
Title: AVP Capital Markets

This Agreement is hereby
accepted and agreed to as
of the date hereof.

FARM CREDIT SERVICES OF AMERICA, PCA

	By:	/s/ Mary Anne Mullen
Name: Mary Anne Mullen
Title: Vice President

This Agreement is hereby
accepted and agreed to as
of the date hereof.

PENN MUTUAL LIFE INSURANCE COMPANY

	By:	/s/ Greg Zappin
Name: Greg Zappin
Title: Managing Director

PENN INSURANCE AND ANNUITY

	By:	/s/ Greg Zappin
Name: Greg Zappin
Title: Managing Director

This Agreement is hereby
accepted and agreed to as
of the date hereof.

STANDARD INSURANCE COMPANY

	By:	/s/ Scott Hibbs
Name: Scott Hibbs
Title: VP Chief Investment Officer

This Agreement is hereby
accepted and agreed to as
of the date hereof.

PAN-AMERICAN LIFE INSURANCE COMPANY

	By:	/s/ Lisa Baudot
Name: Lisa Baudot
Title: Vice President, Securitites

This Agreement is hereby
accepted and agreed to as
of the date hereof.

ASSURITY LIFE INSURANCE COMPANY

	By:	/s/ Victor Weber
Name: Victor Weber
Title: Senior Director - Investments

This Agreement is hereby
accepted and agreed to as
of the date hereof.

SAINT FRANCIS HOSPITAL, INC.

	By:	/s/ Mark A. Buntz
Name: Mark A. Buntz
Title: Investment Advisor

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2010 Indenture” means the Indenture, dated as of April 23, 2010, among the Company, as issuer, Holdings, as a guarantor, and Wells Fargo Bank, National Association, as trustee (including any such modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements thereof).

“2010 Indenture Notes” means the notes issued by the Company on or prior to the Darwin Acquisition Closing Date pursuant to the 2010 Indenture or any supplemental indenture thereto (including any such modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements thereof).

“2013 Indenture” means the Indenture, dated as of May 23, 2013, among the Company, as issuer, Holdings, as a guarantor, and Wells Fargo Bank, National Association, as trustee (including any such modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements thereof).

“2013 Indenture Notes” means the notes issued by the Company on or prior to the Darwin Acquisition Closing Date pursuant to the 2013 Indenture or any supplemental indenture thereto (including any such modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements thereof).

“Acquired Business” means the Target Companies; provided that if at any time pursuant to the terms of the Acquisition Agreement Firewater One S.a.r.l., a société à responsabilité limitée organized under the law of Luxembourg (“Firewater One”) (or such other Person that owns, directly or indirectly, OCI’s Natgasoline methanol project in Beaumont, Texas) ceases to be a “Purchased Company” as defined in the Acquisition Agreement, then from and after such time, Firewater One and its subsidiaries shall be excluded from this definition.

“Acquisition” means a transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that Parent or a Subsidiary is the surviving entity.

“Acquisition Agreement” means that certain Combination Agreement, dated as of August 6, 2015, among Holdings, UK Holdco, MergerCo and OCI.

“Acquisition Agreement Transactions” means the “Transactions” as such term is defined in the Acquisition Agreement.

SCHEDULE A
(to Note Purchase Agreement)

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided that being an officer or director of a Person shall not, in and of itself, be deemed “Control” of such Person.  “Controlling” and “Controlled” have meanings correlative thereto.

“Affiliated Cooperatives” means, collectively, CHS Inc. and Growmark, Inc.

“Agreed Guarantee Principles” means, with respect to any Subsidiary (other than the Company) that a Guaranty shall not be required to be given by such Subsidiary to the extent such guaranty would:

(i)                          be prohibited by or in breach of (x) applicable law, rule, regulation or general statutory limitations, including, if such Subsidiary is a Foreign Subsidiary, where such guaranty would result in any breach of financial assistance, capital maintenance, corporate benefit, “thin capitalization” rules and similar restrictions of the applicable jurisdiction; or (y) any contractual obligation in effect as of the Closing Date (or, if later, the date such Subsidiary is formed or acquired so long as not incurred in contemplation thereof (or contractual obligations not materially more restrictive, solely in the case of limitations and restrictions impacting guarantees, than those in existence at such earlier time));

(ii)                          if such Subsidiary is a Foreign Subsidiary, result in a risk of (x) breach of the fiduciary duties of, or personal or criminal liability on the part of such Foreign Subsidiary’s officers, directors or similar persons or (y) criminal liability on the part of such Foreign Subsidiary;

(iii)                           if such Subsidiary is a Foreign Subsidiary, result in material adverse tax consequences to the Parent, any Domestic Subsidiary or such Foreign Subsidiary, including as a result of a change in law, as determined by the Parent in its reasonable discretion; or

(iv)                         if such Subsidiary is a Foreign Subsidiary, result in costs that would be excessive in relation to the benefits afforded thereby, as determined in writing by the Parent in its reasonable discretion.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Amended Credit Agreement” means the Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015, among Holdings, prior to the Darwin Acquisition Closing Date, the Company, on and after the Darwin Acquisition Closing Date, UK Holdco, certain other borrowers from time to time party thereto, the lenders from time to time party thereto, the issuing banks from time to time party thereto, Morgan Stanley Senior Funding,

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Inc. as administrative agent for the lenders, and the other parties from time to time party thereto (including any modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements thereof).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Parent or any of its Subsidiaries from time to time concerning or relating to bribery or corruption administered or enforced by any Governmental Authority having jurisdiction over Parent or any of its Subsidiaries.

“Anti-Terrorism Laws” means any laws, regulations or orders of any Governmental Authority of the United States, the United Nations, the United Kingdom or the European Union relating to terrorism financing or money laundering, including, but not limited to, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Bank Secrecy Act, as amended by Title III of the USA Patriot Act, and any rules or regulations promulgated pursuant to or under the authority of any of the foregoing.

“Approved Member State” means Belgium, France, Germany, Luxembourg, The Netherlands, Sweden and the United Kingdom.

“Bank Credit Agreements” means, collectively, the Amended Credit Agreement and the Bridge Credit Agreement.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Bridge Credit Agreement” means that certain 364-Day Bridge Credit Agreement, dated as of September 18, 2015 among Holdings, the Company, and after the Darwin Acquisition Closing Date, UK Holdco, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (including any such modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements thereof).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or other day on which commercial banks are authorized to close under the law of, or are, in fact, closed in, New York, New York and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or other day on which commercial banks are authorized to close under the law of, or are, in fact, closed in, New York, New York or Chicago, Illinois.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

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“Cash Equivalents” means any of the following: (i) direct obligations issued or directly and fully guaranteed or insured by any Approved Member State, the United States or Canada or any agency or instrumentality thereof (provided that the full faith and credit of the Approved Member State, the United States or Canada is pledged in support thereof) having maturities of not more than one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States or the District of Columbia or a province or municipality of Canada, or any political subdivision or government-sponsored entity of any of the foregoing or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having an A- credit rating or better by S&P or A3 credit rating or better by Moody’s or, in the case of such obligations of a province or a political subdivision of Canada, an equivalent rating from DBRS, (iii) dollar denominated time deposits, certificates of deposit and bankers acceptances issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any lender under any Bank Credit Agreement (or affiliate thereof) or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A-” or the equivalent thereof from S&P or “A3” or the equivalent thereof from Moody’s or A (low) from DBRS with maturities of not more than one year from the date of acquisition by such Person or, in the case of bankers’ acceptances endorsed by any lender under any Bank Credit Agreement (or affiliate thereof) or other such commercial bank, maturing within six months of the date of acceptance, (iv) repurchase obligations, including whole mortgage loans, with a term of not more than thirty days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-2 or the equivalent thereof by S&P, at least P-2 or the equivalent thereof by Moody’s or at least R-1 (low) from DBRS and in each case maturing not more than one year after the date of acquisition by such Person, (vi) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any lender under any Bank Credit Agreement (or affiliate thereof) or any other commercial bank that is rated at least A- or the equivalent thereof by S&P, at least A3 or the equivalent thereof by Moody’s or at least A (low) or the equivalent thereof by DBRS, (vii) investments in money market funds that invest at least 95% of their assets in investments of the types described in clauses (i) through (vi), above and (viii) other investments that the Required Holders and the Parent may approve in writing from time to time.

“CFC” means a controlled foreign corporation within the meaning of Section 957(a) of the Code.

“CFIISC” means CF Industries International Services Corporation, an Iowa corporation (formerly known as Terra Real Estate Development Corporation).

“Closing” is defined in Section 3.

“Closing Date” is defined in Section 3.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Company” is defined in the introductory paragraph to this Agreement.

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“Competitor” means any Person (other than any Purchaser or any Person described in clause (c) of the definition of Institutional Investor) who is substantially engaged in any of the principal lines of business of the Company or any of its Subsidiaries (a “Business”); provided that

(i)                                     the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not in any event cause the Person providing such services to be deemed to be a Competitor, provided that such Person providing such services has established and maintains procedures which will prevent Confidential Information supplied to such Plan from being transmitted or otherwise made available to such Person;

(ii)                                  in no event shall an Institutional Accredited Investor be deemed a Competitor unless such Institutional Accredited Investor owns or holds more than 35% of the voting stock of or otherwise exercises control over management of, a Person that is engaged in a Business; and

(iii)                               an Institutional Accredited Investor that would otherwise be deemed a Competitor pursuant to the foregoing provisions of this definition by virtue of its ownership or control as a portfolio investment of the equity Securities of any Person engaged in a Business, shall not be deemed a Competitor if such Institutional Investor has established and maintains procedures which will prevent Confidential Information supplied to such Institutional Accredited Investor by the Company from being transmitted or otherwise made available to such Person.

“Compliance Certificate” has the meaning set forth in Section 7.2.

“Confidential Information” is defined in Section 20.

“Consent” means any consent, waiver, amendment or modification to the terms of any Darwin Debt and any related documents that is obtained on or prior to the Darwin Acquisition Closing Date and that permits the Darwin Transactions (and that waives any default, event of default, mandatory prepayments or mandatory offer, in each case with respect to such Darwin Debt, that would otherwise arise in connection with any of the Darwin Transactions).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted from revenues in determining such Consolidated Net Income, the sum of:

(a)                                 the aggregate amount of Consolidated Interest Expense for such period;

(b)                                 the aggregate amount of expense for taxes paid or accrued for such period (including payments to Affiliated Cooperatives under the NOL Agreement);

(c)                                  all amounts attributable to depreciation and depletion for such period;

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(d)                                 all amortization and other non-cash charges (including, without limitation, non-cash impairment charges); and

(e)                                  fees, cash charges and other cash expenses, premiums or penalties incurred in connection with any acquisition, any asset sale, any recapitalization, any investment, any issuance of Equity Interests by Parent or any issuance, incurrence or repayment of Indebtedness by Parent or its Subsidiaries, the amortization of any deferred financing charges, and/or any refinancing transaction or modification or amendment of any debt instrument (including any transaction undertaken but not completed);

in each case for such period, minus the sum of:

(i)                                     all non-cash gains included in Consolidated Net Income for such period; and

(ii)                                  all amounts (except as expressly contemplated by clause (e) above) which constituted non-cash charges in prior periods (and which were deducted in determining Consolidated Net Income in a prior period) and which were actually paid in cash during the period for which Consolidated EBITDA is being determined, all calculated for Parent and its Subsidiaries on a consolidated basis.

To the extent the net income of any Subsidiary is excluded from Consolidated Net Income in accordance with the proviso to the definition of Consolidated Net Income, then add-backs and deductions in determining Consolidated EBITDA, to the extent relating to such Subsidiary, shall be limited to the same extent.

“Consolidated Indebtedness” means, at any time, the sum of (without duplication) (i) all Indebtedness of Parent and its Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Lease Obligations on the liability side of a consolidated balance sheet of Parent and its Subsidiaries in accordance with GAAP and (ii) all Guarantees by Parent and its Subsidiaries in respect of Indebtedness of any third Person (other than Parent and its Subsidiaries) of the type referred to in the preceding clause (i).

“Consolidated Interest Expense” means, with reference to any period, accrued interest expense of Parent and its Subsidiaries calculated on a consolidated basis for such period determined in accordance with GAAP excluding amortization of financing fees.

“Consolidated Net Income” means, for any period, the net income (or loss) of Parent and its Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person in which a Person or Persons other than Parent and its Wholly-Owned Subsidiaries has an Equity Interest or Equity Interests to the extent of such Equity Interests held by Persons other than Parent and its Wholly-Owned Subsidiaries in such Person, (ii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or accrued prior to such Person merging into or consolidating with any Subsidiary or accrued prior to all or substantially all of

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the property or assets of such Person being acquired by a Subsidiary and (iii) the net income of any Subsidiary to the extent that the declaration or payment of cash dividends or similar cash distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

“Consolidated Total Assets” means, as of any date of determination thereof, the total assets of Parent and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Contemplated Debt Securities” means any unsecured debt securities issued by UK Holdco, Parent or any Subsidiary in connection with or in anticipation of (x) the purchase of the Purchased Equity Interests or (y) the Darwin Debt Refinancing.

“Darwin Acquisition Closing Date” means the date on which the Acquisition Agreement Transactions are consummated.

“Darwin Debt” means indebtedness issued or incurred pursuant to any of (i) the OCI Nitrogen Credit Agreement, (ii) the Iowa Bonds Indenture or the Iowa Bond Financing Agreement, (iii) the Iowa Fertilizer Credit Agreement, (iv) the OCI Beaumont Credit Agreement, (v) the MLP Credit Agreement and (vi) the OCI Fertilizer Trade Finance Facility.

“Darwin Debt Refinancing” means the repayment, redemption, repurchase modification, extension, exchange, extension, renewal, refinancing, refunding, or replacement of Darwin Debt (and the payment of any related fees (including prepayment penalties and/or make-whole payments) and expenses) on or prior to the Darwin Acquisition Closing Date.

“Darwin Transactions” means, collectively, the Acquisition Agreement Transactions, the Darwin Debt Refinancing, the offering of Contemplated Debt Securities, the negotiation, execution and delivery of the Amended Credit Agreement, the issuance of the Notes hereunder, the negotiation, execution and delivery of the Consents, if any, and the payment of fees and expenses in connection with any of the foregoing.

“DBRS” means Dominion Bond Rating Service Inc.

“Debtor Relief Laws” means the Bankruptcy Code, the Insolvency Act 1986 of the United Kingdom and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, the United Kingdom or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate

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of interest publicly announced by Morgan Stanley Senior Funding, Inc. in New York, New York as its “base” or “prime” rate.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” of any Person means any Subsidiary of such Person incorporated or organized in the United States or any state thereof or the District of Columbia; provided that any Subsidiary that would otherwise constitute a Domestic Subsidiary and is a holding company which owns Equity Interests in one or more Foreign Subsidiaries that are CFCs, but owns no other material assets and does not engage in any trade or business (other than acting as a holding company for such Equity Interests in Foreign Subsidiaries) shall not constitute a Domestic Subsidiary hereunder; provided, further, that a Subsidiary that is disregarded as separate from its owner for federal income tax purposes and owns assets substantially all of which constitute Equity Interests in one or more Foreign Subsidiaries that are CFCs, shall not constitute a Domestic Subsidiary hereunder.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation, reclamation or remediation, fines, penalties or indemnities), of Parent or any of its Subsidiaries directly or indirectly resulting from or based upon (a) noncompliance with any Environmental Law, (b) the treatment (for the purpose of reducing hazardous characteristics) or disposal of any Hazardous Materials, in each case, outside the ordinary course of business, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a cooperative society or a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than any debt security which by its terms is convertible at the option of the holder into Equity Interests, to the extent such holder has not so converted such debt security but including, for the avoidance of doubt, but only for the purposes of the definition of Domestic Subsidiary, any interests treated as equity for United States federal income tax purposes).

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, and the regulations promulgated thereunder.

“ERISA Affiliate” means any person that for purposes of Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or

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otherwise aggregated with any Obligor or any Subsidiaries of any Obligor under Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Plan, as to which the PBGC has not waived the requirement that it be notified of such event; (b) the receipt by or issuance from any Obligor, any Subsidiary of any Obligor or any ERISA Affiliate of notice from or to the PBGC regarding the intention to take action under Section 4042 or 4041 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (c) the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Plan or that such filing may be made; or a determination that any Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (d) the incurrence by any Obligor, any Subsidiary of any Obligor or any ERISA Affiliate of any liability with respect to the complete or partial withdrawal of any Obligor, any Subsidiary of any Obligor or any ERISA Affiliate from a Multiemployer Plan, the reorganization or insolvency under Title IV of ERISA of any Multiemployer Plan; or the receipt by any Obligor, any Subsidiary of any Obligor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Obligor, any Subsidiary of any Obligor or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA; (e) any Obligor, any Subsidiary of any Obligor or any ERISA Affiliate incurring any liability under Title IV of ERISA with respect to the termination of any Plan; or (f) any Foreign Plan Event.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness incurred by Parent or any of its Subsidiaries for the purpose of financing any of the Acquisition Agreement Transactions or financing all or any portion of the Darwin Debt Refinancing that, on or prior to the Darwin Acquisition Closing Date, is funded into an escrow account with an independent escrow agent pursuant to customary escrow arrangements (as reasonably determined by the Parent).  The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“Event of Default” is defined in Section 11.

“Excluded Subsidiary” means each of CFIISC, Terra Investment Fund, Terra Investment Fund II, Terra Nitrogen, TNCLP, TNGP, Iowa Fertilizer, OCI GP LLC, OCI Partners LP, OCI Beaumont LLC and each of their respective subsidiaries; provided, however, that, at any time that any of the foregoing Persons ceases to be an “Excluded Subsidiary” under and as defined in any of (a) any Bank Credit Agreement, (b) any Contemplated Debt Security or (c) the Existing CF Notes, such Person shall automatically cease to be an Excluded Subsidiary hereunder.

“Exempt Subsidiaries” means (a) Immaterial Subsidiaries; (b) (x) prior to the Darwin Acquisition Closing Date, any Foreign Subsidiary and (y) on and after the Darwin Acquisition Closing Date, any Foreign Subsidiary that is a direct or indirect Subsidiary of a Domestic Subsidiary; (c) any Subsidiary not required to be a Guarantor in accordance with the Agreed Guarantee Principles; provided that this clause (c) shall not apply to a Person if (and only for so

9

long as) such Person is a borrower, issuer or guarantor of (A) the Bank Credit Agreements, (B) any Contemplated Debt Securities or (C) the Existing CF Notes; and (d) Excluded Subsidiaries.

“Existing CF Notes” means the 2010 Indenture Notes and the 2013 Indenture Notes, collectively.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements (and any related laws or official administrative guidance) implementing the foregoing.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the applicable Obligor.

“Foreign Plan” means any benefit plan sponsored, maintained or contributed to (or that is required to be sponsored, maintained or contributed to) by any Obligor or any Subsidiary of any Obligor, that under applicable law other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle, other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Plan Event” means, with respect to any Foreign Plan, (i) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (ii) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (iii) the receipt of a notice from, or the provision of notice to, a Governmental Authority relating to the intention to terminate any Foreign Plan or to appoint a trustee or similar official to administer any Foreign Plan, (iv) the insolvency of any Foreign Plan or the incurrence of any liability to any Obligor or any Subsidiary of any Obligor under applicable law on account of the complete or partial termination of any Foreign Plan or the complete or partial withdrawal of any participating employer therein or (v) any other event or condition with respect to a Foreign Plan that could result in liability of any Obligor or any Subsidiary of any Obligor.

“Foreign Subsidiary” of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means the government of the United States of America, the United Kingdom, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“GrowHow Credit Agreement” means that certain £40,000,000 Multicurrency Revolving Facilities Agreement, dated as of October 1, 2012, among GrowHow UK Group Limited and GrowHow UK Limited, as the original borrowers and the original guarantors, the financial institutions party thereto, as the original lenders, and The Royal Bank of Scotland plc, as the arranger, the issuing bank, the agent and the bilateral ancillary lender.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary indemnification obligations entered into in connection with any acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such indemnification obligation would be considered Indebtedness hereunder).

“Guarantor” means, from the time that such Person delivers an executed Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation (i) Holdings, (ii) each Wholly-Owned Subsidiary of Parent, and (iii) UK Holdco; provided that the Guarantors shall not include any Exempt Subsidiary.

“Guaranty” means a Guarantee pursuant to (x) the Guaranty Agreement entered into by Holdings on the Closing Date or (y) any Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation entered into hereunder.

“Guaranty Agreement” means each guarantee agreement in substantially the form of Schedule 2.2(a) attached hereto, as such agreement may be modified (including, but not limited to, by adding limitations to the extent necessary to comply with the Agreed Guarantee Principles (including by limiting the maximum amount guaranteed)).

“Guaranty Joinder Agreement” means each joinder agreement to a Guaranty Agreement in substantially the form of Schedule 2.2(b) attached hereto, as such agreement may be modified (including, but not limited to, by adding limitations to the extent necessary to comply with the Agreed Guarantee Principles (including by limiting the maximum amount guaranteed)).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

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“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company (or, if then appointed by the Company, the Registrar), pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Holdings” has the meaning set forth in the introductory paragraph hereto.

“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect from time to time.

“Immaterial Subsidiary” means, as of any date of determination, a Subsidiary (other than an Obligor) (a) whose consolidated total assets on a Pro Forma Basis do not constitute more than 5.0% of the Consolidated Total Assets of Parent and its Subsidiaries (for the most recently ended fiscal year of Parent for which audited financial statements are available), and (b) whose consolidated gross sales do not constitute more than 5.0% of the consolidated gross sales of Parent and its Subsidiaries on a Pro Forma Basis (for the most recently ended fiscal year of Parent for which audited financial statements are available); provided that if at any time one or more Immaterial Subsidiaries are subject to one or more events as described under clause (i) and/or (j) of Section 11, if such Immaterial Subsidiaries would fail to meet either the test described in preceding clause (a) or (b) if all such Immaterial Subsidiaries were a single Subsidiary (rather than separate Subsidiaries), for this purpose treated as if each reference in preceding clause (a) and (b) to “5.0%” were instead a reference to “7.5%”, then the respective such Subsidiaries shall not constitute Immaterial Subsidiaries unless and until such time as in aggregate they do not fail either of the tests referenced in this proviso.

“Indebtedness” of any Person means, without duplication,

(a)                                 all obligations of such Person for borrowed money,

(b)                                 all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

(c)                                  all obligations of such Person upon which interest charges are customarily paid,

(d)                                 all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,

(e)                                  all obligations of such Person in respect of the deferred purchase price of property or services that is due more than six months after taking delivery of such property (excluding accounts payable and accrued liabilities incurred in the ordinary course of business),

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(f)                                   all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned or acquired by such Person (other than Liens on Equity Interests in joint ventures), whether or not such Person has assumed or become liable for the payment of such obligation; provided that, in the event such Person has not assumed or become liable for payment of such obligation, only the lesser of the fair market value of such property or the amount of the obligation secured shall be deemed to be Indebtedness,

(g)                                  all Guarantees by such Person of Indebtedness of others, the amount of such obligation being deemed to be an amount equal to the stated or determinable amount of the obligations of such Person in respect of such Guarantee or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith,

(h)                                 the principal portion of all Capital Lease Obligations of such Person,

(i)                                     all obligations, after giving effect to any prior drawings or reductions which have been reimbursed, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit, letters of guaranty, surety bonds or similar arrangements,

(j)                                    all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances,

(k)                                 obligations of such Person under any liquidated earn-out that would appear as liabilities on a balance sheet of such Person and

(l)                                     any Off-Balance Sheet Liability.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“INHAM Exemption” is defined in Section 6.2(e).

“Index Debt” means senior, unsecured, long-term Indebtedness for borrowed money of Parent (or, in the event that Parent does not have senior, unsecured, long-term Indebtedness for borrowed money outstanding, the Company) that is not Guaranteed by any other Person or entity (other than an Obligor) or subject to any other credit enhancement which has the higher long term debt rating by S&P or Moody’s.

“Institutional Accredited Investor” means an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

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“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended to (b) Consolidated Interest Expense for such period of four (4) consecutive fiscal quarters; provided that for purposes of any calculation of the Interest Coverage Ratio pursuant to this Agreement, Consolidated EBITDA and Consolidated Interest Expense shall be determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis” contained herein.

“Iowa Bond Financing Agreement” means that certain Bond Financing Agreement, dated as of May 1, 2013, between Iowa Finance Authority, as issuer, and Iowa Fertilizer, as company.

“Iowa Bonds Indenture” means that certain Indenture, dated as of May 1, 2013, between Iowa Finance Authority, as issuer, and Citibank, N.A., as trustee.

“Iowa Fertilizer” means Iowa Fertilizer Company LLC, a Delaware limited liability company.

“Iowa Fertilizer Credit Agreement” means that certain Credit Agreement, dated as of May 19, 2015, among Iowa Fertilizer, as borrower, various financial institutions and other persons from time to time party thereto as lenders and National Bank of Abu Dhabi PJSC, as administrative agent.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Make-Whole Amount” is defined in Section 8.7.

“Margin Stock” shall have the meaning provided in Regulation U of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or financial condition of Parent and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, any Guaranty or any of the other Note Documents or the rights and remedies, in each case taken as a whole, of the holders of the Notes hereunder or thereunder.

“Material Indebtedness” means Indebtedness (other than any Indebtedness under the Note Documents), or obligations in respect of one or more Swap Agreements, of any one or

14

more of Parent and its Subsidiaries in a principal amount exceeding $200,000,000 outstanding at the time of determination, but excluding any Indebtedness owing to Parent, the Company or any of their respective Subsidiaries.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Parent, the Company or any of their respective Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent, such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means any Subsidiary other than an Immaterial Subsidiary.

“Maturity Date” is defined in the first paragraph of each Note.

“Measurement Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of Parent ended on such date.

“Memorandum” means that certain Private Placement Memorandum, dated August, 2015, as supplemented from time to time up to the Closing Date, relating to the transactions contemplated hereby.

“MergerCo” means Beagle Merger Company, LLC, a Delaware limited liability company and wholly-owned, direct or indirect subsidiary of UK Holdco, or any other wholly-owned, direct or indirect subsidiary of UK Holdco.

“MLP Credit Agreement” means that certain Credit Agreement, dated as of April 4, 2014, among OCI Beaumont LLC, as borrower, OCI Partners LP, as the MLP and Bank of America, N.A., as administrative agent.

“Moody’s” means Moody’s Investors Service, Inc.

“Moody’s Rating” means the public corporate family rating of Parent from Moody’s; provided that if Moody’s shall not have in effect a public corporate family rating of Parent, the “Moody’s Rating” shall mean the long-term debt rating by Moody’s for the Index Debt.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to (or to which there is an obligation to contribute to) by any Obligor or any Subsidiary of any Obligor or any ERISA Affiliate, and each such plan for the six-year period immediately following the latest date on which any Obligor, any Subsidiary of any Obligor or any ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NOL Agreement” means that certain Net Operating Loss Agreement, dated August 16, 2005, by and among Holdings, the Company and the members from time to time party thereto.

“Non-Guarantor Subsidiary” means any Subsidiary of Parent that is not a Guarantor (other than Holdings and the Company).

15

“Note Documents” means this Agreement (including any amendment hereto or waiver hereunder), the Notes, each Guaranty Agreement, Guaranty Joinder Agreement and any other Guaranty or joinder agreements to a Guaranty delivered pursuant to Section 9.7 or 9.8 hereof.

“Notes” is defined in Section 1.

“Obligor” means each of Holdings, the Company, UK Holdco (after such time as the requirements set forth in Section 9.8 have been satisfied) and any Subsidiary Guarantor.

“OCI” means OCI N.V., a public company with limited liability (naamloze vennootschap) incorporated under the law of the Netherlands.

“OCI Beaumont Credit Agreement” means that certain Credit Agreement, dated as of August 20, 2013, among OCI Beaumont LLC, as borrower, OCI USA, Inc., as holdings, various lenders party thereto and Bank of America, N.A., as administrative agent.

“OCI Fertilizer Trade Finance Facility” means that certain Uncommitted Trade Finance Facility, dated as of January 15, 2014, between OCI Fertilizer Trading Limited, as borrower, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), Utrecht Branch, as bank.

“OCI Nitrogen Credit Agreement” means that certain Facilities Agreement, dated as of October 3, 2011, among OCI Nitrogen B.V., the subsidiaries of OCI Nitrogen B.V. party thereto, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as agent, and the other financial institutions party thereto.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any sale and leaseback transaction which is not a Capital Lease Obligation, or (c) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person.

“Officer’s Certificate” means a certificate of a Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Parent” means (a) prior to the consummation of the Acquisition Agreement Transactions to occur on the Darwin Acquisition Closing Date, Holdings, and (b) after the consummation of the Acquisition Agreement Transactions to occur on the Darwin Acquisition Closing Date, UK Holdco.

“Paying Agent” means the Person, if any, appointed by the Company in the Company’s sole discretion, serving from time to time as the “Paying Agent” hereunder.

“PBGC” means the U.S. Pension Benefit Guaranty Corporation and any successor entity performing similar functions.

16

“Permitted Encumbrances” means:

(a)                                 Liens imposed by law for Taxes, assessments or governmental charges or levies that are not yet due and payable or are being contested in compliance with Section 9.4;

(b)                                 landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, suppliers’, processors’, workman’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 9.4;

(c)                                  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or similar laws or regulations (other than Liens arising under ERISA);

(d)                                 utility deposits and deposits made to secure the performance of bids, tenders, contracts, leases, statutory obligations, surety and appeal bonds (or deposits made to otherwise secure an appeal, stay or discharge in the course of any legal proceeding), performance or completion bonds and other obligations of a like nature or other cash deposits required to be made, in each case in the ordinary course of business;

(e)                                  judgment liens and judicial attachment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 11;

(f)                                   recorded or unrecorded easements, encroachments, rights-of-way, covenants, conditions, restrictions, leases, licenses, reservations, subdivisions, and similar encumbrances of any kind or rights of others for rights-of-way, utilities and other similar purposes, or zoning, building, subdivision, environmental regulations, or other restrictions as to the use of owned or leased real property and minor defects and irregularities in title on real property that do not secure any monetary obligations and do not materially affect the ability of the applicable Obligor or Subsidiary to operate the affected property in the ordinary conduct of business;

(g)                                  any matters disclosed on any survey, aerial survey, ExpressMap or equivalent photographic depiction delivered by the Company to the holders of the Notes;

(h)                                 any exceptions to title set forth in any title insurance policy;

(i)                                     Liens in favor of the United States or any state thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction, of the assets subject to such Liens, including, without limitation, such Liens incurred in connection with pollution control, industrial revenue or similar financing; and

(j)                                    any interest or title, and any encumbrances thereon, of a lessor or sublessor under any lease entered into by a Obligor or Subsidiary as a lessee or sublessee.

17

“Permitted Indebtedness” means:

(a)                                 Indebtedness of any Subsidiary under the Note Documents;

(b)                                 Indebtedness of any Subsidiary to Parent, the Company or any other Subsidiary of Parent;

(c)                                  Indebtedness of any Subsidiary incurred to finance the acquisition, construction, repair, development or improvement of any property, plant or equipment (including Capital Lease Obligations), and any modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements of any such Indebtedness that does not increase the outstanding principal amount thereof, plus accrued interest, premium thereon and any original issue discount pursuant to the terms thereof, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection therewith; provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, development or improvement and provided, further, that the principal amount of Indebtedness secured by any Lien shall at no time exceed 100% of the cost of acquiring, constructing, repairing, developing or improving such property;

(d)                                 Indebtedness of any Person that becomes a Subsidiary after the Closing Date, or that is secured by an asset when such asset is acquired by a Subsidiary after the Closing Date, and any modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements of any such Indebtedness that does not increase the outstanding principal amount thereof, plus accrued interest, premium thereon and any original issue discount pursuant to the terms thereof, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection therewith; provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or such asset is acquired) and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such asset being acquired); provided further that this clause (d) shall not apply to Indebtedness of the Acquired Business that is outstanding on the Darwin Acquisition Closing Date;

(e)                                  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument of a Subsidiary drawn against insufficient funds in the ordinary course of business;

(f)                                   Indebtedness of an account party in respect of trade letters of credit;

(g)                                  obligations arising from tax increment financings and other similar arrangements with Governmental Authorities and credit support (including, without limitation, letters of credit and lines of credit) provided in connection therewith;

(h)                                 Indebtedness under the GrowHow Credit Agreement, and any modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements of any such Indebtedness that does not increase the outstanding principal amount thereof, plus accrued interest, premium thereon and any original issue discount

18

pursuant to the terms thereof, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection therewith;

(i)                                     from and after the Darwin Acquisition Closing Date and after giving effect to the Darwin Transactions to occur on the Darwin Acquisition Closing Date, Darwin Debt to the extent a Consent has been obtained or is not required in respect of any such Darwin Debt (as determined by the Company in its reasonable discretion), and any modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements of any such Indebtedness that does not increase the outstanding principal amount thereof, plus accrued interest, premium thereon and any original issue discount pursuant to the terms thereof, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection therewith; and

(j)                                    Indebtedness incurred by Shanxi FengHe Melamine Co. Ltd. (China) up to an aggregate principal amount not to exceed €3,000,000 at any time, and any modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements of any such Indebtedness that does not increase the outstanding principal amount thereof, plus accrued interest, premium thereon and any original issue discount pursuant to the terms thereof, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection therewith.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity, whether or not a legal entity.

“Placement Agents” means Morgan Stanley & Co. LLC and Goldman, Sachs & Co.

“Plan” means any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA in respect of which any Obligor, any Subsidiary of any Obligor or any ERISA Affiliate would be (or under Section 4069 of ERISA would be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pooling Agreement” means (i) that certain Spare Parts Pooling Agreement, dated as of August 15, 1968, by and among Commercial Solvents Corporation, First Nitrogen Corporation, the Company (formerly known as Central Farmers Fertilizer Company), Miscoa and Triad Chemical, with CF Nitrogen, LLC and Koch Nitrogen Company, LLC as successor parties, (ii) that certain Spare Parts Sharing Agreement, dated May 6, 2013, by and among CF Industries Nitrogen, LLC, Terra Nitrogen, and Canadian Fertilizers Limited and (iii) that certain Spare Parts Pooling Agreement, dated February 1, 2007, by and among Agrium U.S. Inc., Agrium, an Alberta, Canada general partnership, Koch Nitrogen Company, LLC, Mosaic Fertilizer, LLC and Terra Nitrogen, as amended by that certain Pool Addendum Agreement, dated January 28, 2009, as further amended by that certain Amending Agreement No. 1, dated January 1, 2011, as further amended by that Pool Addendum dated September 1, 2012, without giving effect to any amendments, restatements, supplements or other modifications which, taken as a whole, are materially adverse to the Obligors, Subsidiaries or Excluded Subsidiaries.

19

“Pro Forma Basis” means, in connection with any calculation of and compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to any Acquisition and any Significant Asset Sale consummated after the first day of the relevant period and on or prior to the last day of the relevant period (or, in the case of determinations other than pursuant to Section 10.4, on or prior to the date of determination) and, in the case of all determinations other than pursuant to Section 10.4, giving effect to all incurrences and repayments of Indebtedness through the date of determination, as if same had occurred on the first day of the respective period, in each case with such pro forma adjustments as are appropriate, in the good faith judgment of a Responsible Officer of the Company, to reflect identifiable and factually supportable additional cost savings or synergies from such actions that have been realized or for which substantially all the steps necessary for realization have been taken or, at the time of determination, are reasonably expected to be taken within 12 months immediately following any such action (net of the amount of actual benefits realized during such period from such actions).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Projections” is defined in Section 5.3.

“PTE” is defined in Section 6.2(a).

“Purchased Equity Interests” means:

(a)                        100% of the Equity Interests of any Person that owns, directly or indirectly through one or more of its subsidiaries, OCI’s fertilizer plant in Wever, Iowa;

(b)                         100% of the Equity Interests of any Person that owns, directly or indirectly through one or more of its subsidiaries, OCI’s nitrogen fertilizer and melamine business as operated at, or in respect of, the complex in Geleen, Netherlands;

(c)                         100% of the Equity Interests of any Person that owns, directly or indirectly through one or more of its subsidiaries, OCI’s ammonia and methanol business as operated at, or in respect of, the complex in Beaumont, Texas; and

(d)                         45% of the Equity Interests of any Person that owns, directly or indirectly through one or more of its subsidiaries, OCI’s methanol plant in Beaumont, Texas; provided that if at any time pursuant to the terms of the Acquisition Agreement such Person ceases to be a “Purchased Company” as defined in the Acquisition Agreement, then from and after such time, the Equity Interests of such entity and its subsidiaries shall be excluded from this definition.

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such

20

Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Registrar” means the Person, if any, appointed by the Company in the Company’s sole discretion, serving from time to time as the “Registrar” of the Notes.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, Parent or any of their Affiliates).

“Responsible Officer” means any of the chief executive officer, president, principal accounting officer, chief financial officer, chief internal general counsel, treasurer or controller, in each case, of the applicable Obligor, or any person designated by any such Obligor in writing to the holders of the Notes from time to time, acting singly.

“Restricted Cash” means cash or Cash Equivalents of Parent and its subsidiaries, that (i) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of Parent and its subsidiaries (unless such appearance is related to the Note Documents or Liens created hereunder), (ii) are subject to any Lien granted by Parent and/or its Subsidiaries in favor of any Person or (iii) are subject to binding contractual or legal obligations that result in such cash or Cash Equivalents being not otherwise generally available for use by the Company or such Guarantor.

“S&P” means Standard & Poor’s Ratings Services.

“S&P Rating” means the public corporate credit rating of Parent from S&P; provided that if the S&P shall not have in effect a public corporate credit rating of Parent, the “S&P Rating” shall mean the long-term debt rating by S&P for the Index Debt.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any country-wide or territory-wide Sanctions (at the time of this Agreement, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, any Person that is (a) listed on any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, or the European Union, (b) located or organized in a Sanctioned Country or (c) directly or

21

indirectly owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission of the United States, or any Governmental Authority succeeding to any of its principal functions.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Series A Notes” is defined in Section 1 of this Agreement.

“Series B Notes” is defined in Section 1 of this Agreement.

“Series C Notes” is defined in Section 1 of this Agreement.

“Significant Asset Sale” means each asset sale where the gross consideration received therefor by Parent and its Subsidiaries (taking the net sale proceeds therefrom plus the fair market value (as reasonably determined by the Parent) of any non-cash consideration received) equals or exceeds (x) $300,000,000 or (y) together with the gross consideration of all other asset sales excluded from this definition in any period of four consecutive fiscal quarters commencing with the first day of the first full fiscal quarter following the Closing Date, $500,000,000.

“Source” is defined in Section 6.2.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than 50% of the total voting power of the equity interests therein at the time.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a subsidiary or subsidiaries of Parent; provided, however, that each Excluded Subsidiary shall not be considered a Subsidiary for purposes of this Agreement, except that each Excluded Subsidiary shall be considered a Subsidiary for purposes of calculating the Interest Coverage Ratio and the Total Leverage Ratio and for purposes of the accounting and financial terms used in connection with making such calculations.

22

“Substitute Purchaser” is defined in Section 21.

“Successor Index Debt” means, for any Person, the senior, unsecured, long-term Indebtedness for borrowed money of such Person which has the higher long term debt rating by S&P or Moody’s.

“Successor Moody’s Ratings” means, for any Person, the public corporate family rating of such Person from Moody’s; provided that if Moody’s shall not have in effect a public corporate family rating of such Person or such Person’s parent company, the “Successor Moody’s Ratings” shall mean the long-term debt rating by Moody’s for the Successor Index Debt.

“Successor S&P Ratings” means, for any Person, the public corporate credit rating of such Person from S&P; provided that if S&P shall not have in effect a public corporate credit rating of such Person or such Person’s parent company, the “Successor S&P Ratings” shall mean the long-term debt rating by S&P for the Successor Index Debt.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or its Subsidiaries shall be a Swap Agreement.

“Target Companies” has the meaning set forth in the Acquisition Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terra Investment Fund” means Terra Investment Fund LLC, an Oklahoma limited liability company.

“Terra Investment Fund II” means Terra Investment Fund II LLC, an Oklahoma limited liability company.

“Terra Nitrogen” means Terra Nitrogen Limited Partnership, a Delaware limited partnership.

“TNCLP” means Terra Nitrogen Company, L.P., a Delaware limited partnership.

“TNGP” means Terra Nitrogen GP Inc., a Delaware corporation.

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“Total Leverage Ratio” means, on any date of determination, the ratio of (x) the remainder of (i) Consolidated Indebtedness on such date minus (ii) the aggregate amount of Unrestricted Cash on such date, to (y) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date; provided that for purposes of any calculation of the Total Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis” contained herein.

“UK Holdco” means DARWIN HOLDINGS LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 09713230 (as may be renamed in connection with the re-registration as a public company under the Companies Act 2006 of the United Kingdom on or prior to the Darwin Acquisition Closing Date in connection with the Acquisition Agreement Transactions).

“Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of New York.

“Unrestricted Cash” means (x) cash or Cash Equivalents of Parent and its Subsidiaries other than Restricted Cash and (y) on or prior to the Darwin Acquisition Closing Date, Escrowed Proceeds.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Wholly-Owned Subsidiary” means, as to any Person, any Subsidiary of such Person which is (i) a corporation of which 100% of the capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person or (ii) a partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of Parent with respect to the preceding clauses (i) and (ii), directors’ qualifying shares and/or other nominal amounts of shares required to be held by Persons other than Parent and its Subsidiaries under applicable law).

24

[FORM OF SERIES A NOTE]

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER STATE SECURITIES LAWS.  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN A NOTE PURCHASE AGREEMENT, DATED SEPTEMBER 24, 2015.  A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.

CF INDUSTRIES, INC.

4.49% GUARANTEED SENIOR NOTE, SERIES A, DUE OCTOBER 15, 2022

No. RA-[ ]	[ ], 20
$[ ]	PPN 15724* AM5

FOR VALUE RECEIVED, the undersigned, CF INDUSTRIES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [            ], or registered assigns, the principal sum of [                     ] DOLLARS (or so much thereof as shall not have been prepaid) on October 15, 2022 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.49% per annum from the date hereof, payable semiannually, on the 15th day of April and October in each year, commencing with April 15, 2016, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.49% or (ii) 2% over the rate of interest publicly announced by Morgan Stanley Senior Funding, Inc. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Morgan Stanley Senior Funding, Inc. in New York, New York or the Company or the Paying Agent in such jurisdiction, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

SCHEDULE 1-A
(to Note Purchase Agreement)

This Note is one of a series of 4.49% Guaranteed Senior Notes, Series A, due October 15, 2022 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of September 24, 2015 (as from time to time amended, the “Note Purchase Agreement”), between CF Industries Holdings, Inc., the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.  This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CF INDUSTRIES, INC.

By
Name:
Title:

2

[FORM OF SERIES B NOTE]

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER STATE SECURITIES LAWS.  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN A NOTE PURCHASE AGREEMENT, DATED SEPTEMBER 24, 2015.  A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.

CF INDUSTRIES, INC.

4.93% GUARANTEED SENIOR NOTE, SERIES B, DUE OCTOBER 15, 2025

No. RB-[ ]	[ ], 20
$[ ]	PPN 15724* AN3

FOR VALUE RECEIVED, the undersigned, CF INDUSTRIES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [            ], or registered assigns, the principal sum of [                     ] DOLLARS (or so much thereof as shall not have been prepaid) on October 15, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.93% per annum from the date hereof, payable semiannually, on the 15th day of April and October in each year, commencing with April 15, 2016, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.93% or (ii) 2% over the rate of interest publicly announced by Morgan Stanley Senior Funding, Inc. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Morgan Stanley Senior Funding, Inc. in New York, New York or the Company or the Paying Agent in such jurisdiction, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

SCHEDULE 1-B
(to Note Purchase Agreement)

This Note is one of a series of 4.93% Guaranteed Senior Notes, Series B, due October 15, 2025 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of September 24, 2015 (as from time to time amended, the “Note Purchase Agreement”), between CF Industries Holdings, Inc., the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CF INDUSTRIES, INC.

By
Name:
Title:

2

[FORM OF SERIES C NOTE]

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER STATE SECURITIES LAWS.  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN A NOTE PURCHASE AGREEMENT, DATED SEPTEMBER 24, 2015.  A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.

CF INDUSTRIES, INC.

5.03% GUARANTEED SENIOR NOTE, SERIES C, DUE OCTOBER 15, 2027

No. RC-[ ]	[ ], 20
$[ ]	PPN 15724* AP8

FOR VALUE RECEIVED, the undersigned, CF INDUSTRIES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [            ], or registered assigns, the principal sum of [                     ] DOLLARS (or so much thereof as shall not have been prepaid) on October 15, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.03% per annum from the date hereof, payable semiannually, on the 15th day of April and October in each year, commencing with April 15, 2016, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.03% or (ii) 2% over the rate of interest publicly announced by Morgan Stanley Senior Funding, Inc. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Morgan Stanley Senior Funding, Inc. in New York, New York or the Company or the Paying Agent in such jurisdiction, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

SCHEDULE 1-C
(to Note Purchase Agreement)

This Note is one of a series of 5.03% Guaranteed Senior Notes, Series C, due October 15, 2027 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of September 24, 2015 (as from time to time amended, the “Note Purchase Agreement”), between CF Industries Holdings, Inc., the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CF INDUSTRIES, INC.

By
Name:
Title:

2

OFFEREE LETTER

Schedule 2.1(a)

Offeree Letter

[Date]

CF Industries Holdings, Inc.

CF Industries, Inc.

4 Parkway North, Suite 400

Deerfield, Illinois 60015

Chapman and Cutler LLP

111 West Monroe Street

Chicago, Illinois 60603

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Ladies and Gentlemen:

We have acted as placement agents for CF Industries Holdings, Inc. (“Holdings”)], and CF Industries, Inc. (the “Issuer”) is a wholly owned subsidiary of Holdings, in connection with the placement of (a) the 4.49% Guaranteed Senior Notes, Series A, due October 15, 2022 of the Issuer, (b) the 4.93% Guaranteed Senior Notes, Series B, due October 15, 2025 of the Issuer, and (c) the 5.03% Guaranteed Senior Notes, Series C, due October 15, 2027 of the Issuer (the “Securities”) to be issued under that certain Note Purchase Agreement, dated as of September [24], 2015, among Holdings, the Issuer and the Purchasers listed in Schedule B thereto (the “Purchasers”).

We hereby inform you that:

(i)                                  we have offered the Securities on behalf of the Issuer to not more than 85 offerees (including the Purchasers) and have not made any offer or sale of the Securities to any other person;

(ii)                               immediately prior to making any offer of the Securities, we had reasonable grounds to believe, and did reasonably believe, that each offeree (including each Purchaser) was an accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)); and

SCHEDULE 2.1(a)
(To Note Purchase Agreement)

(iii)                            we have not offered or sold any Securities by any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act), including: (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; (2) any web site posting or widely distributed e-mail; or (3) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

As used herein, the terms “offer” and “sale” have the meanings given to such terms in Section 2 of the Securities Act.

For purposes of this letter, we have treated all Purchasers that are affiliated with each other as one offeree.

This letter is furnished to Holdings and the Issuer solely for purposes of the representations they are making with respect to the offering of the Securities in the Purchase Agreement relating to the Securities and to the respective counsel for (1) Holdings and the Issuer and (2) the Purchasers solely in connection with their respective legal opinions in connection with the closing of the sale of the Securities.  This letter may not be furnished to, or relied upon by, any other person.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:
Name:
Title

GOLDMAN, SACHS & CO.

By:
Name:
Title

2

FORM OF CANADIAN REPRESENTATION LETTER

Schedule 2.1(b)

REPRESENTATION LETTER

(Ontario, Quebec, Alberta and British Columbia Purchasers Only)

TO:                                                                         CF Industries, Inc. (the “Issuer”)

AND TO:                                           Morgan Stanley & Co. LLC and Goldman, Sachs & Co. (collectively, the “Agents”)

In connection with (i) the issue and sale by the Issuer of senior unsecured notes (the “Securities”) of the Issuer to the undersigned (the “Purchaser”), the Purchaser hereby represents, warrants, covenants and certifies to the Issuer and the Agents that:

The Purchaser is resident in one of the Provinces of Alberta, British Columbia, Ontario or Québec and is entitled under applicable provincial securities laws to purchase the Securities without the benefit of a prospectus qualified under those securities laws.

The Purchaser has reviewed and acknowledges the terms referred to under the heading “Resale Restrictions” contained in the Canadian Offering Memorandum delivered to the Purchaser by the Agents in respect of the offering of the Securities.

The Purchaser is an “accredited investor” as defined in National Instrument 45-106 — Prospectus Exemptions (“NI 45-106”) based upon the box(is) that it has checked opposite the category or categories of accredited investor that are applicable to it on the list of accredited investors that is attached as Appendix “A” and, if relying on subsection (m) of the definition of that term, is not a person created or being used solely to purchase or hold securities as an accredited investor.

The Purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements and Exemptions (“NI 31-103”) based upon the box(es) that it has checked opposite the category or categories of permitted clients that are applicable to it on the list of permitted clients that is attached as Appendix “B”.

The Purchaser is either purchasing Securities as principal for its own account, or is deemed to be purchasing Securities as principal by applicable law.

The Purchaser is not an individual.

The Purchaser authorizes and consents to the indirect collection of the Information by applicable Canadian securities regulatory authorities.

The Purchaser of Securities in Canada hereby agrees that it is the purchaser’s express wish that all documents evidencing or relating in any way to the sale of the Securities be

SCHEDULE 2.1(b)
(To Note Purchase Agreement)

drafted in the English language only.  L’ acheteur au Canada des valeurs mobilières reconnaît que c’est sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à la vente des valeurs mobilières soient rédigés uniquement en anglais.

Upon execution of this Letter by the Purchaser, the Issuer and the Agents will be entitled to rely on this Letter for the purpose of issuing and selling the Securities to the Purchaser.

Dated as of        day of                 , 2015

Name of Purchaser

Signature

Print name of Signatory

Title

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISIONS IN
APPENDIX “A” AND APPENDIX “B” ON THE NEXT PAGES

APPENDIX “A”

Accredited Investor Certificate

Each of the persons or companies identified below is an “accredited investor” for purposes of NI 45-106.  Please check the box opposite each such person or company, if any, that is applicable to you.  If you check the box for item “t”, please select another box indicating the basis on which the owner(s) can be considered to be accredited investors.  All dollar amounts are in Canadian dollars.  Defined terms having the meanings ascribed to them by the attached Appendix “C”.

(a) a Canadian financial institution, or a Schedule III bank;	☐

(b) the Business Development Bank incorporated under the Business Development Bank of Canada Act (Canada);	☐

(c)                              a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐

(d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;	☐

(e) [Intentionally deleted]

(e.1) [Intentionally deleted]

(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;	☐

(g)                              a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐

(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;	☐

(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,;	☐

(j) [Intentionally deleted]

(j.1) [Intentionally deleted]

(k) [Intentionally deleted]

(l) [Intentionally deleted]

(m)                         a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements, and that was not created or used solely to purchase or hold the Securities as an accredited investor;

☐

(n)                             an investment fund that distributes or has distributed its securities only to

(i)                                         a person that is or was an accredited investor at the time of the distribution,

(ii)                                      a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds] of NI 45-106, or

(iii)                                   a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18

☐

[Investment fund reinvestment] of NI 45-106,

NAME OF FUND:

(o)                             an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

NAME OF FUND:

☐

(p)                             a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐

(q)                             a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction

☐

(r)                                a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐

(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;	☐

(t)                                a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐

(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;	☐

(v)                             a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i)                                         an accredited investor, or

(ii)                                      an exempt purchaser in Alberta or British Columbia after September 14, 2005; or

☐

(w)                           a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

☐

APPENDIX “B”

Permitted Clients

Each of the persons or companies identified below is a “permitted client” for purposes of NI 31-103.  Please check the box opposite each such person or company, if any, that is applicable to you.  All dollar amounts are in Canadian dollars.  Defined terms have the meanings ascribed to them by the attached Appendix “C”.

(a) a Canadian financial institution or a Schedule III bank;	☐

(b) the Business Development Bank incorporated under the Business Development Bank of Canada Act (Canada);	☐

(c)                              a subsidiary of any person or company referred to in paragraph (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of the subsidiary;

☐

(d) a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser, investment dealer, mutual fund dealer or exempt market dealer;	☐

(e)                              a pension fund that is regulated by either the federal Office of the Superintendent of Financial Institutions or a pension commission or similar regulatory authority of a jurisdiction of Canada or a wholly-owned subsidiary of such a pension fund;

☐

(f) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (e);	☐

(g) the Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;	☐

(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;	☐

(i)                                 a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐

(j)                                a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a managed account managed by the trust company or trust corporation, as the case may be;

☐

(k)                             a person or company acting on behalf of a managed account managed by the person or company, if the person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐

(l)                                 an investment fund if one or both of the following apply:

(i) the fund is managed by a person or company registered as an investment fund manager under the securities legislation of a jurisdiction of Canada;

(ii) the fund is advised by a person or company authorized to act as an adviser under the securities legislation of a jurisdiction of Canada;

☐

(m)                         in respect of a dealer, a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser, as defined in section 1.1 of NI 45-106, or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

☐

(n)                             in respect of an adviser, a registered charity under the Income Tax Act (Canada) that is advised by an eligibility adviser, as defined in section 1.1 of NI 45-106, or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

☐

(o) [Intentionally deleted]

(p)                             a person or company that is entirely owned by an individual or individuals referred to in paragraph (o), who holds the beneficial ownership interest in the person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction;

☐

(q) a person or company, other than an individual or an investment fund, that has net assets of at least $25 million as shown on its most recently prepared financial statements; and	☐

(r) a person or company that distributes securities of its own issue in Canada only to persons or companies referred to in paragraphs (a) to (q).	☐

Appendix “C”

Defined Terms

“Canadian financial institution” means

(i)                                    an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)                                 a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, casisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

“eligibility adviser” means a person that is registered as an investment dealer and authorized do give advice with respect to the type of security being distributed;

“entity” means a company, syndicate, partnership, trust or unincorporated organization.

“director” means (i) a member of the board of directors of a company or an individual who performs similar functions for a company; and (ii) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the securities legislation;

“fully managed account” or “managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” means a mutual fund or a non-redeemable investment fund;

“non-redeemable investment fund” means an issuer

(i)                                     whose primary purpose is to invest money provided by its securityholders,

(ii)                                  that does not invest

A.                                   for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

B.                                   for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

C.                                   that is not a mutual fund.

“person” includes an individual, a corporation, a partnership, trust, fund and an association, syndicate, organization, or other organized group of persons, whether incorporated or not, and an individual or other person in that person’s capacity as a trustee, executor, administrator, or personal or other legal representative;

“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets or liabilities that are secured by financial assets; and

“spouse” means, an individual who,

(i)                                    is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, or

(ii)                                 is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender;

In NI 45 — 106 an issuer is an “affiliate” of another issuer if one is a subsidiary of the other or if each of them is controlled by the same person or company.

In NI 45 — 106 a person is considered to “control” another person if

(i)                                    the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(ii)                                 the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(iii)                               the second person is a limited partnership and the general partner of the limited partnership is the first person.

FORM OF GUARANTY AGREEMENT

[See attached.]

SCHEDULE 2.2(a)

(To Note Purchase Agreement)

GUARANTY AGREEMENT

Dated as of [             , 20  ]

of

[Name of GUARANTORS]

GUARANTY AGREEMENT

This GUARANTY AGREEMENT, dated as of [                    , 20  ] (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 16.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below).  The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

PRELIMINARY STATEMENTS:

I.                                        CF Industries Holdings, Inc., a Delaware corporation (together with any successor thereto, “Holdings”), and CF Industries, Inc., a Delaware corporation (together with any successor thereto, the “Company”), are entering into a Note Purchase Agreement dated September [24], 2015 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”) simultaneously with the delivery of this Guaranty Agreement.  Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.                                   The Company has authorized the issuance, pursuant to the Note Agreement, of (a) $250,000,000 aggregate principal amount of its 4.49% Guaranteed Senior Notes, Series A, due October 15, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Series A Notes”), (b) $500,000,000 aggregate principal amount of its 4.93% Guaranteed Senior Notes, Series B, due October 15, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Series B Notes”), (c) $250,000,000 aggregate principal amount of its 5.03% Guaranteed Senior Notes, Series C, due October 15, 2027 (as amended, restated, supplemented or otherwise modified from time to time, the “Series C Notes”; the Series A Notes, the Series B Notes and the Series C Notes are hereinafter collectively referred to as the “Initial Notes”).  Pursuant to the Note Agreement, the Company proposes to issue and sell the Initial Notes.  The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.

III.                              It is a condition to the Agreement of the Purchasers to purchase the Notes that this Guaranty Agreement shall have been executed and delivered by each Guarantor and shall be in full force and effect.

IV.                               Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement. The [Board of Directors] of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

NOW THEREFORE, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

SECTION 1.                                             GUARANTY.

(a)                                 Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety to the holders of the Notes the full and prompt payment when due (whether at the stated maturity, by required or optional prepayment, declaration, acceleration, demand or otherwise, as applicable) of all (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes and (b) any other sums which may become due under the terms and provisions of the Notes and the Note Agreement (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”).  Each party hereto understands, agrees and confirms that, if any or all of the Guaranteed Obligations becomes due and payable, subject to the expiration of any applicable grace or cure period expressly set forth in the Note Agreement, the holders of the Notes may enforce this Guaranty Agreement up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor (as defined in the Note Agreement) or the Company, and such Guarantor agrees to pay such Guaranteed Obligations to the holders of the Notes, on demand.  Each Guarantor further agrees that the due and punctual payment of the Guaranteed Obligations of the Company may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Guaranteed Obligation.  This Guaranty is a guaranty of payment and not of collection.

(b)                                 Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Company upon the occurrence in respect of the Company of any of the events specified in Section 11(h) or (i) of the Note Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the holders of the Notes, or order, following the occurrence in respect of the Company of any of the events specified in Section 11(h) or (i) of the Note Agreement, on demand.

SECTION 2.                                             LIABILITY OF GUARANTORS ABSOLUTE.

The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any other guaranty of the indebtedness of the Company whether executed by such Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Company or any Guarantor, (b) any other continuing or other Guaranty, undertaking or maximum liability of a Guarantor (as defined in the Note Agreement) as to any of the Guaranteed Obligations, (c) any payment on or in reduction of any such other Guaranty or undertaking by such Person, (d) any dissolution, termination or increase, decrease or change in personnel by the Company, (e) the failure of a Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty Agreement, (f) any payment made to any holder of a Note on any of the Guaranteed Obligations which any holder of a Note

2

repays the Company pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its Guaranteed Obligations hereunder by reason of any such proceeding or (g) any action or inaction by the holders of the Notes as contemplated in Section 5 hereof.

SECTION 3.                                             OBLIGATIONS OF GUARANTORS INDEPENDENT.

The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Company, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Company and whether or not any other Guarantor or the Company be joined in any such action or actions.  Each Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Company or other circumstance which operates to toll any statute of limitations as to the Company shall operate to toll the statute of limitations as to each Guarantor.

SECTION 4.                                             WAIVERS BY GUARANTORS.

(a)                                 Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty Agreement and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by any holder of a Note against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor or the Company with respect to any of the Guaranteed Obligations), and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any holder of a Note upon this Guaranty Agreement, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty Agreement.

(b)                                  Each Guarantor waives any right to require the holders of the Notes to: (i) proceed against the Company or any other Guarantor or any other party; or (ii) pursue any other remedy in the power of the holders of the Notes under the Note Documents.  Each Guarantor waives any defense based on or arising out of any defense of the Company or any other Guarantor other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Company or any other Guarantor, or the invalidity, rescission, irregularity or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company other than payment in full in cash of the Guaranteed Obligations.  The holders of the Notes may, at their election, exercise any other right or remedy the holders of the Notes may have against the Company or any Guarantor in accordance with the Note Documents without affecting or impairing in any way the liability of any other Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other

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provisions of the Note Documents, in each case, which by the express terms of the relevant Note Documents survive the repayment of the Guaranteed Obligations).  Each Guarantor waives any defense arising out of any such election by the holders of the Notes, even though such election operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of such Guarantor against the Company or any other Guarantor.

(c)                                  Each Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of the Company’s and each other Guarantor’s financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and has adequate means to obtain from the Company and each other Guarantor on an ongoing basis information relating thereto and the Company’s and each other Guarantor’s ability to pay and perform its respective Guaranteed Obligations for so long as this Guaranty Agreement is in effect.  Each Guarantor acknowledges and agrees that the holders of the Notes shall have no obligation to investigate the financial condition or affairs of the Company or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of the Company or any other Guarantor that might become known to any holder of a Note at any time.

(d)                                  Each Guarantor warrants and agrees that each of the waivers set forth in Section 3 and in this Section 4 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

SECTION 5.                                             RIGHTS OF HOLDERS OF THE NOTES.

Subject to Section 4, any holder of a Note may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations or liabilities of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)                        change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations in accordance with the terms of the Note Agreement and Section 14 of this Guaranty Agreement (including, without limitation, any increase or decrease in the rate of interest thereon or the principal amount thereof), and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;

(b)                         exercise or refrain from exercising any rights against the Company, any other Guarantor or others or otherwise act or refrain from acting;

(c)                         release or substitute any one or more of the other Guarantors or any one or more of the Company;

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(d)                                 settle or compromise any of the Guaranteed Obligations or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Company to creditors of the Company other than the holders of the Notes;

(e)                                  apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Company to the holders of the Notes regardless of what liabilities of the Company remain unpaid;

(f)                                   consent to or waive any breach of, or any act, omission or default under, any of the Note Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Note Documents or any of such other instruments or agreements, in each case in accordance with the terms thereof; and/or

(g)                                  take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty Agreement (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor).

No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations or the Note Documents shall affect, impair or be a defense to this Guaranty Agreement, and this Guaranty Agreement shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other provisions of the Note Documents, in each case, which by the express terms of the relevant Note Documents survive the repayment of the Guaranteed Obligations).

SECTION 6.                                             CONTINUING GUARANTY.

This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.  No failure or delay on the part of any holder of a Note in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any holder of a Note would otherwise have.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any holder of a Note to any other or further action in any circumstances without notice or demand.  It is not necessary for any holder of a Note to inquire into the

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capacity or powers of the Company or the officers, directors, partners or agents acting or purporting to act on the Company’s behalf.

SECTION 7.                                             SUBROGATION.

No Guarantor will exercise any right of subrogation that it may have against the Company or any other Guarantor arising under this Guaranty Agreement until the Guaranteed Obligations have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other provisions of the Note Documents, in each case, which by the express terms of the relevant Note Documents survive the repayment of the Guaranteed Obligations).  It is also agreed and understood that upon payment by any Guarantor of any of the Guaranteed Obligations, such Guarantor hereby waives all of its rights against the Company arising as a result thereof by way of right of subrogation until the payment in full of all the Guaranteed Obligations owed by the Company to the holders of the Notes (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other provisions of the Note Documents, in each case, which by the express terms of the relevant Note Documents survive the repayment of the Guaranteed Obligations).

SECTION 8.                                             RANK OF GUARANTY.

Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Guarantor now or hereafter existing.

SECTION 9.                                             GUARANTOR COVENANTS.

From and after the date hereof and continuing so long as any amount on the Notes remains unpaid (i) each Guarantor (other than UK Holdco) agrees to comply with the terms and provisions of Sections 9.1, 9.2, 9.3, 9.4, 9.5 and 9.6 of the Note Agreement, insofar as such provisions apply to such Guarantor, as if such provisions referred to such Guarantor, and (ii) UK Holdco agrees to comply with the terms and provisions of the Note Agreement, insofar as such provisions apply to UK Holdco.

SECTION 10.                                      REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

As of the date hereof, each Guarantor represents and warrants that:

(a)                        such Guarantor is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the

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extent the concept is applicable in such jurisdiction) in, every jurisdiction where such qualification is required;

(b)                         the execution, delivery and performance by such Guarantor of this Guaranty Agreement is within the Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, equity holder action;

(c)                         such Guarantor has duly executed and delivered this Guaranty Agreement, and this Guaranty Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d)                         the execution, delivery and performance by such Guarantor of this Guaranty Agreement do not (i) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect (except for any reports required to be filed by Parent or the Company with the SEC pursuant to the Securities Exchange Act of 1934 (as amended); provided that the failure to make any such filings shall not affect the validity or enforceability of this Guaranty Agreement) or waived and those the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect, (ii) violate any applicable law or regulation or any order of any Governmental Authority, in each case applicable to or binding upon such Guarantor or any of its property, except as would not reasonably be expected to have a Material Adverse Effect, (iii) violate any charter, by-laws or other organizational document of such Guarantor, except as would not reasonably be expected to have a Material Adverse Effect and (iv) violate or result in a default under any indenture, agreement or other instrument binding upon such Guarantor or its property, except as would not reasonably be expected to have a Material Adverse Effect;

(e)                         there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Guarantor, threatened in writing against such Guarantor affecting the validity of this Guaranty Agreement or the ability of such Guarantor to perform its obligations under this Guaranty Agreement; and

(f)                        (i)                                     Neither such Guarantor nor any of its Subsidiaries nor any director or officer of such Guarantor or to such Guarantor’s knowledge, any director, officer or employee of any of its Subsidiaries, is a Sanctioned Person, or is acting on behalf of a Person that is a Sanctioned Person.

(ii)                                  The operations of such Guarantor and its Subsidiaries are conducted at all times in compliance in all material respects with all applicable Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions.

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SECTION 11.                                      TAX INDEMNIFICATION.

(a)       All payments whatsoever under this Guaranty Agreement will be made by each Guarantor free and clear of, and without liability for withholding or deduction for or on account of, any present or future tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding (a “Tax”) of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.  For the avoidance of doubt, Guarantor shall be entitled to withhold from any payments made under this Guaranty Agreement such amounts of tax as it is required to withhold under applicable law of the United States (or any political subdivision or taxing authority of or in such jurisdiction), including FATCA.

(b)       If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by a Guarantor under this Guaranty Agreement, such Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Guaranty Agreement after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Guaranty Agreement before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(i)         any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax (other than net income, franchise or branch profits Tax) to the extent that such Tax would not have been imposed but for such Guarantor, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Guaranty Agreement are made to, the Taxing Jurisdiction imposing the relevant Tax;

(ii)         any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by such Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such

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holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of such Guarantor no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(iii)         any combination of clauses (i) and (ii) above;

(iv)         or any taxes imposed with respect to FATCA;

and provided further that in no event shall such Guarantor be obligated to pay such additional amounts (i) to any holder not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that such Guarantor would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and such Guarantor shall have given timely notice of such law or interpretation to such holder.

(c)       Except in regard to holders that have provided their HMRC DT Treaty Passport Scheme reference number as provided below, by acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b)(ii) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Parent all such forms, certificates, documents and returns provided to such holder by the Parent (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States such Taxing Jurisdiction and (y) provide the Parent with such information with respect to such holder as the Parent may reasonably request in order to complete any such Forms, provided that nothing in this Section 11 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Parent or mailed to the appropriate taxing authority, whichever is

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applicable, within 60 days following a written request of the Parent (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

(d)           In the event the applicable Taxing Jurisdiction is the Untied Kingdom, any holder who holds a passport under the HMRC DT Treaty Passport Scheme, and which wishes that scheme to apply to this Guaranty Agreement, shall include an indication to that effect by providing its HMRC DT Treaty Passport Scheme reference number and its jurisdiction of tax residence as follows:  providing such information in writing to the Parent in accordance with Section 18 of the Note Agreement prior to the date that a holder has proceeded against any United Kingdom resident Guarantor under this Guaranty Agreement or in Schedule B to the Note Agreement.

(e)            Where a Purchaser (or transferee of a Note) has provided its HMRC DT Treaty Passport Scheme reference number and jurisdiction of tax residence in Schedule B to the Note Agreement or in a written notice delivered to the Parent prior to the date a Guarantor is obligated to make a payment under this Guaranty Agreement (or in the information provided by the holder of a Note to the Company in writing upon transfer) as provided above, the Parent shall file a duly completed form DTTP2 in respect of such Purchaser (or transferee of a Note) with HMRC within 30 Business Days of the date a Guarantor is obligated to make a payment under this Guaranty Agreement (or, in the case of any transferee of a Note, within 30 Business Days of completion of the transfer thereof) and shall provide such Purchaser (or, in the case of any transferee of a Note, such holder) with a copy of that filing if so requested by such Purchaser or transferee.

(f)            If any payment is made by such Guarantor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by such Guarantor pursuant to this Section 11, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Guarantor such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding.  Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

(g)            Such Guarantor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by such Guarantor of any Tax in respect of any amounts paid under this Guaranty Agreement, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such

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other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

(h)           If such Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Guarantor would be required to pay any additional amount under this Section 11, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then such Guarantor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Guarantor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

(i)             If such Guarantor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from such Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

(j)            Each holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Parent, or to such other Person as may be reasonably requested by the Parent, from time to time (i) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Parent necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Parent to comply with its obligations under FATCA and (ii) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Parent to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder.  Nothing in this Section 11(j) shall require any holder to provide information that is confidential or proprietary to such holder unless the Parent is required to obtain such information under FATCA and, in such event, the Parent shall treat any such information it receives as confidential.

Except as otherwise provided in Section 22.1 of the Note Agreement, the obligations of such Guarantor under this Section 11 shall survive the payment or transfer of any Note and the provisions of this Section 11 shall also apply to successive transferees of the Notes.

SECTION 12.                                      TERM OF GUARANTY AGREEMENT.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged

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until the termination of all obligations under the Note Documents and until such time as no Note remains outstanding and all Notes have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other provisions of the Note Documents, in each case, which by the express terms of the relevant Note Documents survive the repayment of the obligations).

SECTION 13.                                      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder.  All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement.  Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 14.                                      AMENDMENT AND WAIVER.

Section 14.1.      Requirements.  Except as otherwise provided in Section 20 of this Guaranty Agreement and Section 22.1 of the Note Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and with the written consent of the applicable Persons required pursuant to Section 17 of the Note Agreement at all times until the termination of all obligations under the Note Documents and until such time as no Note remains outstanding and all Notes have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other provisions of the Note Documents, in each case, which by the express terms of the relevant Note Documents survive the repayment of the obligations).

Section 14.2.      Solicitation of Holders of Notes.

(a)       Solicitation.  Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 14.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)       Payment.  The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant

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any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

Section 14.3.      Binding Effect.  Any amendment or waiver consented to as provided in this Section 14 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder.  As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 14.4.      Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 15.                                      NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an overnight commercial delivery service (charges prepaid), or (b) by an overnight commercial delivery service (charges prepaid).  Any such notice must be sent:

(a)        if to any Guarantor, to [                                                  ], or such other address as such Guarantor shall have specified to the holders in writing, or

(b)        if to any holder, to such holder at the addresses specified for such communications set forth in Schedule B to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing.

SECTION 16.                                      MISCELLANEOUS.

Section 16.1.      Successors and Assigns; Joinder.  All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.  It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the

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holders.  Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

Section 16.2.      Severability.  Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 16.3.      Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 16.4.      Governing Law.  This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 16.5.      Jurisdiction and Process; Waiver of Jury Trial.  (a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement.  To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)       Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 16.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 15 or at such other address of which such holder shall then have been notified pursuant to Section 15.  Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent

14

permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)       Nothing in this Section 16.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)       Each Guarantor hereby irrevocably appoints the Company to receive for it, and on its behalf, service of process in the United States.

(e)       THE GUARANTORS AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 16.6.      Obligation to Make Payment in United States Dollars.  Any payment on account of an amount that is payable hereunder in United States Dollars which is made to or for the account of any holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Guarantor, shall constitute a discharge of the obligation of such Guarantor under this Guaranty Agreement only to the extent of the amount of United States Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day preceding receipt of the payment first referred to above (the “Conversion Date”).  If the amount of United States Dollars that could be so purchased is less than the amount of United States Dollars originally due to such holder, such Guarantor agrees to pay or cause to be paid such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in such other currency, when converted at the rate of exchange (in accordance with normal banking practices) prevailing on the London Banking Day of such payment will produce the amount of United States Dollars which could have been purchased with the amount of such other currency at the rate of exchange prevailing on the Conversion Date. If any amount paid to any holder of a Note under this Section 16.6 is greater than the amount originally due under this Section 16.6, the holder of the Note shall return the excess amount to Guarantor (or to the Person legally entitled thereto). As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

Section 16.7.      Payment Method.  The Parent will pay all sums becoming due under this Guaranty Agreement by the method and at the address specified in the Note Agreement, or by such other method or at such other address as any holder of the Notes shall have from time to time specified to the Parent in writing for such purpose, without the presentation or surrender of this Guaranty Agreement or any Note.

15

SECTION 17.                                      REINSTATEMENT.

If any claim is ever made upon any holder of a Note for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including, without limitation, the Company), then and in such event each Guarantor agrees that notwithstanding any revocation hereof or the cancellation or termination of any Guaranteed Obligations, such Guarantor shall be and remain liable to the aforesaid payees hereunder pursuant to the terms hereof for the amount of such Guaranteed Obligations so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

SECTION 18.                                      RELEASE OF GUARANTORS FROM GUARANTY.

Section 22 of the Note Agreement is hereby incorporated herein by reference.

SECTION 19.                                      CONTRIBUTION.

At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty Agreement, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty Agreement.  At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the aggregate deficit amount of such other Guarantor.  A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash and all commitments have been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 19 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty

16

Agreement.  As used in this Section 19:  (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the adjusted net worth (as defined below) of such Guarantor by (y) the Aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty Agreement) on such date.  Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty Agreement pursuant to Section 18 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 19, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, the same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 18, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other provisions of the Note Documents, in each case, which by the express terms of the relevant Note Documents survive the repayment of the Guaranteed Obligations).  Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Guarantor has the right to waive its contribution right against any other Guarantor to the extent that after giving effect to such waiver such other Guarantor would remain solvent, in the determination of the Required Holders.

SECTION 20.                                      LIMITATION ON GUARANTEED OBLIGATIONS.

Each Guarantor and each holder of a Note (by its acceptance of the benefits of this Guaranty Agreement) hereby confirms that it is its intention that this Guaranty Agreement not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law, or any other Debtor Relief Law applicable to such Guarantor.  .  To effectuate the foregoing intention, each Guarantor and each holder of a Note (by its acceptance of the benefits of this Guaranty Agreement) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

17

SECTION 21.                                      UK GUARANTY LIMITATIONS.

Notwithstanding any other provision of this Guaranty Agreement or any other Note Document, any guarantee, indemnity or other obligation and any other Guarantor that is a Foreign Subsidiary contained in this Agreement or in any other Note Document shall not apply to the extent (and solely to the extent) that it would result in such guarantee, indemnity or other obligation constituting unlawful financial assistance within the meaning of sections 678 or 679 of the UK Companies Act 2006 or any equivalent and applicable provisions under the laws of the jurisdiction in which such Guarantor is incorporated or established.

*  *  *

18

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

Notice Address for such Guarantor

[NAME OF GUARANTOR]

[NAME OF GUARANTOR]

By:
Name:
Title:

Notice Address for such Guarantor

FORM OF GUARANTY AGREEMENT JOINDER

[See attached.]

SCHEDULE 2.2(b)

(To Note Purchase Agreement)

GUARANTOR SUPPLEMENT

THIS GUARANTOR SUPPLEMENT (the “Guarantor Supplement”), dated as of [          , 20  ] is made by [          ], a [            ] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below:

PRELIMINARY STATEMENTS:

I.                    Pursuant to the Note Purchase Agreement dated September [24], 2015 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among CF Industries Holdings, Inc., a Delaware corporation (together with any successor thereto, “Holdings”), and CF Industries, Inc., a Delaware corporation (together with any successor thereto, the “Company”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold (a) $250,000,000 aggregate principal amount of its 4.49% Guaranteed Senior Notes, Series A, due October 15, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Series A Notes”), (b) $500,000,000 aggregate principal amount of its 4.93% Guaranteed Senior Notes, Series B, due October 15, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Series B Notes”), (c) $250,000,000 aggregate principal amount of its 5.03% Guaranteed Senior Notes, Series C, due October 15, 2027 (as amended, restated, supplemented or otherwise modified from time to time, the “Series C Notes”; the Series A Notes, the Series B Notes and the Series C Notes are hereinafter collectively referred to as the “Initial Notes”).  The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.

II.                    The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of [            , 20  ] executed by [certain Subsidiaries of the Company] (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 16.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

III.                   The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.

IV.                     Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

NOW THEREFORE, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement.  Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at sated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section [  ] of the Guaranty Agreement, (d) agrees to perform and observe the covenants contained in Section [  ] of the Guaranty Agreement, (e) makes the representations and warranties set forth in Section [  ] of the Guaranty Agreement and (f) waives the rights, submits to jurisdiction, and waives service of process as described in Section [   ] of the Guaranty Agreement.

Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section [  ] of the Guaranty Agreement is set forth below.

IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

Notice Address for such Guarantor

FORM OF OPINION OF SPECIAL COUNSEL
TO THE COMPANY

Matters To Be Covered in
Opinion of Special Counsel to the Company

1.                     Each Obligor being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to execute, deliver and perform all its obligations under the Note Documents to which such Obligor is a party.

2.                     Due authorization and execution of the Note Documents and such Note Documents being legal, valid, binding and enforceable.

3.                     No conflicts with charter documents, laws or certain other agreements.

4.                     All consents required to execute and deliver the Note Documents having been obtained.

5.                     The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

6.                     No violation of Regulations U or X of the Federal Reserve Board.

7.                     Company not an “investment company” under the Investment Company Act of 1940, as amended.

SCHEDULE 4.4(a)

(To Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS

[To Be Provided on a Case by Case Basis]

SCHEDULE 4.4(b)

(To Note Purchase Agreement)

SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

NAME OF COMPANY	PERCENTAGE HELD (DIRECTLY OR INDIRECTLY) BY HOLDINGS
Canadian Fertilizers Limited	100
CF Chemicals Ltd.	100
CF Global Holding Company Inc.	100
CF Industries (Barbados) SRL	100
CF Industries Canada Investment ULC	100
CF Industries Enterprises, Inc.	100
CF Industries International Holdings Luxembourg S.à r.l.	100
CF Industries International Services Corporation	100
CF Industries Luxembourg S.à r.l.	100
CF Industries Nitrogen, LLC	100
CF Industries Peru S.A.C.	100
CF Industries Properties LLC	100
CF Industries Sales, LLC	100
CF Industries (UK) Limited	100
CF Industries, Inc.	100
CF Nitrogen, Inc.	100
CF Nitrogen Trinidad Limited	100
CF Partners (Canada) LP	100
CFI Trinidad Limited	100
CFK Holdings, Inc.	100
Farmers Chemical Association, Inc.	100
GrowHow UK Group Limited	100
GrowHow UK Limited	100
Inspiration Coal Inc.	100
Inspiration Consolidated Copper Company	100
Inspiration Development Company	100
Inspiration Gold Incorporated	100
Phosacid Service & Supply, Inc.	100
Terra Environmental Technologies LLC	100
Terra International (Canada) Inc.	100
Terra International (Oklahoma) Inc.	100
Terra Investment Fund II LLC	100
Terra Investment Fund LLC	100
Terra LP Holdings LLC	100
Terra Nitrogen Company, L.P.	75.321
Terra Nitrogen GP Inc.	100
Terra Nitrogen, Limited Partnership	75.568

SCHEDULE 5.4

(To Note Purchase Agreement)

INACTIVE SUBSIDIARIES

CF Nitrogen, Inc.

CFI Trinidad Limited

Farmers Chemical Association, Inc

Illinois Wisconsin

Inspiration Coal Inc.

Inspiration Consolidated Copper Company

Inspiration Development Company

Inspiration Gold Incorporated

Phosacid Service & Supply, Inc.

Terra Real Estate Corporation

Central Farmers Fertilizer Company (non-profit entity)

Big Bend Transfer Company, LLC

Beaumont Methanol, LP

Inspiration Development Corporation

Topaz Mountain Joint Venture

Hudson Holdings Corporation

152640 Canada Inc.

Hudson Bay Mining and Smelting Co., Limited

Cohan Mines Limited

Tornew Mines Limited

Churchill River Power Company Limited

Northern Power Limited

Hudson Bay Exploration and

Development Company Limited

Hudson Bay Metal Sales Limited

Hudson Bay Gold Inc.

Mingold Resources Inc.

Hudson Bay Metals Limited

A.M. Daniel Coal Co., Inc.

Ashland Mining Corporation

Bailey Mining Company, Incorporated

Briarwood Mining Inc.

Harman Mining Corporation

Majestic Collieries Company

Mountain Minerals, Inc.

Plateau Fuels, Inc.

Poplar Creek Development Company

Hurricane Mineral Corporation

Southern Floyd Coal, Inc.

Southern Kentucky Energy Co.

Sovereign Pocahontas Company

Wheelwright Mining, Inc.

Sovereign Coal Corporation

Hurricane Coal Co., Inc.

5.4-2

Sarah Coal Company, Inc.

Widows-Grove Coal Company, Inc.

Inspiration Export, Inc.

Black Pine Mining Company

Western Gold Exploration and Mining Company, Limited Partnership

WestGold Holding, Inc.

Yuba WestGold, Inc.

WestGold Placer, Inc.

Yuba Placer Gold Company

Northern Marine Finance, Inc.

No. 136 Sail View Ventures Ltd

Shamrock Resources Inc.

Shamrock Resources U.S., Inc.

Coastech Research Inc.

Inspiration Resources Marketing Corporation

Sovereign Coal Sales, Inc.

Inspiration Resources Trading Corporation

Hochschild Partners (Partnership)

ADI Distributors, Inc.

Farm TABS, Ltd.

Farmbelt Chemicals, Inc.

Farmers Agricultural Credit Corporation

Grand Forks Seed Co.

Hawkeye Fertilizer Corp.

Northern Agricultural Credit Corporation

Riverside/Terra Corporation

Georgia Agricultural and Industrial Warehouse, Inc.

Terra Chemicals Exploration, Inc.

Terra Oklahoma Holdings, Inc.

Bison Nitrogen Products Co.(Partnership)

Oklahoma Nitrogen Co. (Partnership)

Terra Rain Corporation

Terra Seed Company

Inspiration Nitrogen Corporation

Terra Nitrogen, Inc.

Bison Nitrogen Products Co. (Partnership)

Oklahoma Nitrogen Co. (Partnership)

Riverside Chemical Company

Riverside Chemical Company

Riverside Chemical Company

Terra Chemicals International, Inc.

Terra Eastern Corporation

Terra Western Corporation

Inspiration Leasing Inc.

Flemtex Properties Corp.

ILI Caverns Inc.

5.4-3

ILI Clay Inc.

ILI Leasing Aircraft Inc.

ILI Leasing Corp.

ILI Lone Star, Inc.

ILI Railcar Inc.

Way Hawthorne Properties Corp.

Way Modesto Properties Corp.

LTM, Incorporated

Rogue Aggregates, Inc.

El Rancho Rock & Sand, Inc.

W.B.R., Inc.

Western Gold Exploration and Mining Company, Limited Partnership, by Inspiration Gold Inc., as General Partner, and FMC Minerals Corp. d/b/a Austin Gold Venture (JV)

Western Gold Exploration and Mining Company, Limited Partnership, by Inspiration Gold Inc., as General Partner, and FMC Minerals Corp. d/b/a Austin Gold Venture (JV)

Western Gold Exploration and Mining Company, Limited Partnership, by Inspiration Gold Inc., as General Partner, and Sea-Tech Diving and Construction (JV)

Western Gold Exploration and Mining Company, Limited Partnership, by Inspiration Gold Inc., as General Partner, and Berglynn Resources (USA) Incorporated Madison County, Montana (JV)

Western Gold Exploration and Mining Company, Limited Partnership, by Inspiration Gold Inc., as General Partner, and Lacana (JV)

Terra Nitrogen, Inc. and Woodward Chemicals Corp. (JV)

Hudson Bay Exploration and Development Company Limited/Manitoba Mineral Resources Limited, Big (JV)

Hudson Bay Exploration and Development Company Limited/Manitoba Mineral Resources Limited Gun (JV)

Hudson Bay Exploration and Development Company Limited/Manitoba Mineral Resources Limited, Hap (JV)

Ag Analytical Services

T-Land Corp.

Terra Illinois

Terra International, Inc. (Illinois)

Agricultural Minerals & Chemicals, Inc.

AMCI Acquisition Corporation

Anderson Oil & Ag Service, Inc. — Bill’s Oil & Ag Service, Inc.

B & I Limited Partnership

Banner Peak Services, Inc.

Chickasaw Milling Company

Eller Fertilizer Services, Inc.

Farley Gold, Inc.

(Farm) Plateau Fuels, Inc.

Hunt Seed Co.

Inspiration Holdings, Inc.

Inspiration Mines, Inc.

Inspiration Mining Group, Inc.

Lynn Seeds, Inc.

5.4-4

Madison Oil & Gas

Madison Resources, Inc.

Terra Fertilizers, Inc. of Iowa (Formerly ME-JON, Inc.)

Northern Marine Charter, Inc.

Peak Holdings, Inc.

Sands Oil Company

Soland Acquisition

Terra Capital Funding, Inc.

Terra Funding Corporation

Terra Phosphates, Inc.

WestGold Limited Partnership

Yuba American Gold, Inc.

Yuba American Gold, Ltd

Yuba Natural Resources, Inc.

Terra V.I. Holdings, Inc.

First UAN Trinidad Limited

5.4-5

FINANCIAL STATEMENTS

1.                     CF Industries Holdings, Inc. Form 10-K for fiscal year ending the fiscal year ended December 31, 2014.

2.                     CF Industries Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 2015.

SCHEDULE 5.5

(To Note Purchase Agreement)

Schedule 7.2

COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you pursuant to Section 7.2 of the Note Purchase Agreement, dated as of September [24], 2015, (the “Note Purchase Agreement”) among CF Industries Holdings, Inc., as Guarantor (“Parent”), CF Industries, Inc., as Issuer and the purchasers party thereto. Capitalized terms defined in the Note Purchase Agreement and not otherwise defined herein are as defined in the Note Purchase Agreement.

I, the undersigned [Chief Financial Officer][Principal Accounting Officer][Treasurer][Controller] of the Parent, do hereby certify on behalf of the Parent, solely in my capacity as an officer of the Parent and not in my individual capacity and without personal liability, that:

1.                                      The financial statements for the fiscal [quarter][year] of Parent ended [        ], attached hereto as ANNEX 1 or otherwise delivered to each holder of a Note who is an Institutional Investor pursuant to the requirements of Section 7.1 of the Note Purchase Agreement (the “Financial Statements”), present fairly in all material respects as of the date of such Financial Statements the financial condition and results of operations of Parent and its consolidated subsidiaries on a consolidated basis in accordance with [GAAP][IFRS]1 [except as set forth in the notes thereto or in paragraph 4 below, or as previously disclosed in writing to the holders of the Notes][, subject to normal year-end audit adjustments and the absence of footnotes]2. No Default or Event of Default has occurred and is continuing as of the date hereof[, except for          ]3. There has been no material change in [GAAP][IFRS] (or any election by Parent to apply IFRS in lieu of GAAP pursuant to Section 24.2 of the Note Purchase Agreement) applicable to Parent and its consolidated subsidiaries since the date of the audited financial statements most recently delivered in accordance with Section 7.1(a) of the Note Purchase Agreement that has had an impact on the Financial Statements [, except for [        ], the effect of which on the Financial Statements has been [      ]]4.

2.                                      Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the covenants specified therein.

3.                                      This Compliance Certificate constitutes notice that the information required to be delivered pursuant to Section 7.1[(a)][(b)] of the Note Purchase Agreement for the

1                                         Select GAAP if no election has been made to apply IFRS in lieu of GAAP pursuant to Section 24.2 of the Note Purchase Agreement; select IFRS if such election has been made.

2                                         To be included only if the Compliance Certificate is certifying the quarterly financials.

3                                         Specify the details of any Default or Event of Default, if any, and any action taken or proposed to be taken with respect thereto.

4                                         If and to the extent that any change in GAAP or IFRS, as applicable, that has occurred since the date of the audited financial statements most recently delivered in accordance with Section 7.1(a) of the Note Purchase Agreement had an impact on such financial statements, specify the effect of such change on the financial statements accompanying this Compliance Certificate.

SCHEDULE 7.2

(To Note Purchase Agreement)

fiscal [year][quarter] of Parent ended [        ] is being delivered electronically and such method of delivery is in accordance with Section 7.4 of the Note Purchase Agreement.

[4.                                  Except as set forth in the notes thereto or as previously disclosed in writing to the holders of the Notes, described below in reasonable detail is the manner in which the Financial Statements do not present fairly in all material respects as of the date of such Financial Statements the financial condition and results of operations of Parent and its consolidated subsidiaries on a consolidated basis in accordance with [GAAP][IFRS]:

[                        ].]

2

IN WITNESS WHEREOF, the Parent has caused this Compliance Certificate to be executed and delivered by its [Chief Financial Officer][Principal Accounting Officer][Treasurer][Controller] as of the date first written above.

[CF INDUSTRIES HOLDINGS, INC.,
as the Parent

By:
Name:
Title:]

[[DARWIN HOLDINGS LIMITED,]
as the Parent

By:
Name:
Title:][1]

1                                           Select the first option if the Compliance Certificate is being delivered prior to the Darwin Acquisition Closing Date and the second option if the Compliance Certificate is being delivered on or after the Darwin Acquisition Closing Date.

SCHEDULE 7.2
(To Note Purchase Agreement)

ANNEX 1

[Applicable Financial Statements to be attached if applicable]

SCHEDULE 7.2
(To Note Purchase Agreement)

ANNEX 2

The information described herein is as of [         ,     ]6, (the “Computation Date”) and, except as otherwise indicated below, pertains to the period from [       ,     ]7 to the Computation Date (the “Relevant Period”).

Total Leverage Ratio

a.	Consolidated Indebtedness as at the
	Computation Date	$

b.	Aggregate amount of Unrestricted Cash as at
	the Computation Date	$

c.	Line (a) less line (b)	$

d.	Consolidated EBITDA[8] for the Relevant
	Period ended on the Computation Date	$

e.	Ratio of line (c) to line (d)	:1.00

f.	Maximum Covenant Level	3.75:1.00

Interest Coverage Ratio

a.	Consolidated EBITDA[9] for the Relevant
	Period ended on the Computation Date	$

b.	Consolidated Interest Expense[10] for the Relevant
	Period ended on the Computation Date	$

6                                         Insert the last day of the respective fiscal quarter or fiscal year covered by the financial statements which are required to be accompanied by this Compliance Certificate.

7                                         Insert the first day of the most recently completed four consecutive fiscal quarters of Parent ended on the Computation Date.

8                                         Determined on a Pro Forma Basis.  Attach hereto in reasonable detail the calculations required to arrive at Consolidated EBITDA.

9                                         Determined on a Pro Forma Basis.  Attach hereto in reasonable detail the calculations required to arrive at Consolidated EBITDA

10                                  Determined on a Pro Forma Basis.

SCHEDULE 7.2
(To Note Purchase Agreement)

ANNEX 2

c.	Ratio of line (a) to line (b)	:1.00

d.	Minimum Covenant Level	2.75:1.00

SCHEDULE 7.2
(To Note Purchase Agreement)

EXISTING LIENS

DEBTOR	SECURED PARTY	JURISDICTION	FILE NUMBER/ DATE FILED	DESCRIPTION OF COLLATERAL

CF Industries, Inc.	Fifth Third Equipment Finance Company	Delaware Secretary of State	2012 3778737 10-1-12

(1) 73 Pocket Covered Hopper Railcars bearing Reporting Marks: JTSX 2463, JTSX 487519; JTSX 2464; JTSX 2465; JTSX 2466; JTSX 2467; JTSX 2468; JTSX 2469; JTSX 2470; JTSX 2471; JTSX 53014; JTSX 63610 JTSX 65256; JTSX 190758; JTSX 487100; JTSX 487372; JTSX 487374; JTSX 487375; JTSX 487379; JTSX 487381; JTSX 487390; JTSX 487392; JTSX 487395; JTSX 487398; JTSX 487399; JTSX 487402; JTSX 487421; JTSX 487426; JTSX 487427; JTSX 487440; JTSX 487446; JTSX 487447; JTSX 487457; JTSX 487470; JTSX 487481; JTSX 487487; JTSX 487510; JTSX 487516; JTSX 487525; JTSX 487526; JTSX 487530; JTSX 487536; JTSX 487541; JTSX 487543; JTSX 487544; JTSX 487611; JTSX 487639; JTSX 487920; JTSX 487958; JTSX 487963; JTSX 488140; JTSX 488376; JTSX 488425; JTSX 488479; JTSX 488483; JTSX

SCHEDULE 10.2
(To Note Purchase Agreement)

DEBTOR	SECURED PARTY	JURISDICTION	FILE NUMBER/ DATE FILED	DESCRIPTION OF COLLATERAL

488549; JTSX 488562; JTSX 488614; JTSX 488620; JTSX 488642; JTSX 488655; JTSX 488698; JTSX 488735; JTSX 488344; JTSX 488345; JTSX 488352; JTSX 488531; JTSX 490019; JTSX 490025; JTSX 490361; JTSX 810001; JTSX 810169; and JTSX 810196; and general intangibles relating thereto, (2) additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier of such Equipment; (3) all subleases (including the right to receive any payment thereunder and the right to make any election or determination or give any consent or waiver thereunder), chattel paper, accounts, security deposits and bills of sale relating thereto; (4) any and all substitutions, replacements or exchanges for any such Equipment; and (5) any and all products and proceeds of any collateral hereunder (including all insurance and requisition proceeds and all other payments of any kind with respect to the equipment and other collateral).

10.2-2

DEBTOR	SECURED PARTY	JURISDICTION	FILE NUMBER/ DATE FILED	DESCRIPTION OF COLLATERAL

CF Industries Nitrogen, LLC	Caterpillar Financial Services Corporation	Delaware Secretary of State	2013 3966034 10-9-2013	One Caterpillar 924K Wheel Loader, S/N: PWR02014; and substitutions, replacements, additions and accessions thereto, now owned or hereafter acquired and proceeds thereof.
CF Industries Nitrogen, LLC	Deere Credit, Inc.	Delaware Secretary of State	2014 1332790 4-4-2014

Two leased John Deere 550 XUV550 4x4 Mid-Duty Gators, S/N: 030493 & 030503; together with (1) all attachments, accessories and components, repairs and improvements; (2) all accounts, general intangibles, contract rights and chattel paper relating thereto; and (3) all proceeds, thereto including, without limitation, insurance, sale, lease and rental proceeds, and proceeds of proceeds.

CF Industries Nitrogen, LLC	Deere Credit, Inc.	Delaware Secretary of State	2014 2963791 7-25-2014

One leased John Deere 550 XUV550 4x4 Mid-Duty Gator, S/N: 031919; together with (1) all attachments, accessories and components, repairs and improvements; (2) all accounts, general intangibles, contract rights and chattel paper relating thereto; and (3) all proceeds thereto including, without limitation, insurance, sale, lease and rental proceeds, and proceeds of proceeds.

10.2-3

DEBTOR	SECURED PARTY	JURISDICTION	FILE NUMBER/ DATE FILED	DESCRIPTION OF COLLATERAL

CF Industries Nitrogen, LLC	Air Liquide Industrial US LP	Delaware Secretary of State	2014 3680188 9-15-2014	One Vessel-TW, SN: 2215586; one VAP-Thermax, S/N: F9108-5-2; one Final Line- Eleet, S/N: 6048; Telemetry — Dataonline, S/N: FF7B2BD0.
CF Industries Nitrogen, LLC	Deere Credit, Inc.	Delaware Secretary of State	2015 0534783 2-6-2015

One leased John Deere 544K Loader with electrical corrosion package, S/N: 666968; together with (1) all attachments, accessories and components, repairs and improvements; (2) all accounts, general intangibles, contract rights and chattel paper relating thereto; and (3) all proceeds, thereto including, without limitation, insurance, sale, lease and rental proceeds, and proceeds of proceeds.

Debtor	Secured Party	Jurisdiction	File Number/ Date Filed	Description of Collateral
CF Industries, Inc.	Fifth Third Equipment Finance Company	Delaware Secretary of State	2012 3778737 10-1-12

(1) 73 Pocket Covered Hopper Railcars bearing Reporting Marks: JTSX 2463, JTSX 487519; JTSX 2464; JTSX 2465; JTSX 2466; JTSX 2467; JTSX 2468; JTSX 2469; JTSX 2470; JTSX 2471; JTSX 53014; JTSX 63610 JTSX 65256; JTSX 190758; JTSX 487100; JTSX 487372; JTSX 487374; JTSX 487375; JTSX 487379; JTSX 487381; JTSX 487390; JTSX

10.2-4

DEBTOR	SECURED PARTY	JURISDICTION	FILE NUMBER/ DATE FILED	DESCRIPTION OF COLLATERAL

487392; JTSX 487395; JTSX 487398; JTSX 487399; JTSX 487402; JTSX 487421; JTSX 487426; JTSX 487427; JTSX 487440; JTSX 487446; JTSX 487447; JTSX 487457; JTSX 487470; JTSX 487481; JTSX 487487; JTSX 487510; JTSX 487516; JTSX 487525; JTSX 487526; JTSX 487530; JTSX 487536; JTSX 487541; JTSX 487543; JTSX 487544; JTSX 487611; JTSX 487639; JTSX 487920; JTSX 487958; JTSX 487963; JTSX 488140; JTSX 488376; JTSX 488425; JTSX 488479; JTSX 488483; JTSX 488549; JTSX 488562; JTSX 488614; JTSX 488620; JTSX 488642; JTSX 488655; JTSX 488698; JTSX 488735; JTSX 488344; JTSX 488345; JTSX 488352; JTSX 488531; JTSX 490019; JTSX 490025; JTSX 490361; JTSX 810001; JTSX 810169; and JTSX 810196; and general intangibles relating thereto, (2) additions, attachments, accessories and accessions thereto whether or not furnished by the

10.2-5

DEBTOR	SECURED PARTY	JURISDICTION	FILE NUMBER/ DATE FILED	DESCRIPTION OF COLLATERAL

Supplier of such Equipment; (3) all subleases (including the right to receive any payment thereunder and the right to make any election or determination or give any consent or waiver thereunder), chattel paper, accounts, security deposits and bills of sale relating thereto; (4) any and all substitutions, replacements or exchanges for any such Equipment; and (5) any and all products and proceeds of any collateral hereunder (including all insurance and requisition proceeds and all other payments of any kind with respect to the equipment and other collateral).

CF Industries Nitrogen, LLC	Caterpillar Financial Services Corporation	Delaware Secretary of State	2013 3966034 10-9-2013	One Caterpillar 924K Wheel Loader, S/N: PWR02014; and substitutions, replacements, additions and accessions thereto, now owned or hereafter acquired and proceeds thereof.

10.2-6

DEBTOR	SECURED PARTY	JURISDICTION	FILE NUMBER/ DATE FILED	DESCRIPTION OF COLLATERAL

CF Industries Nitrogen, LLC	Deere Credit, Inc.	Delaware Secretary of State	2014 1332790 4-4-2014

Two leased John Deere 550 XUV550 4x4 Mid-Duty Gators, S/N: 030493 & 030503; together with (1) all attachments, accessories and components, repairs and improvements; (2) all accounts, general intangibles, contract rights and chattel paper relating thereto; and (3) all proceeds, thereto including, without limitation, insurance, sale, lease and rental proceeds, and proceeds of proceeds.

10.2-7

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED

[NAME OF PURCHASER]	$

(1) All payments by wire transfer of immediately available funds to: with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

(3) E-mail address for Electronic Delivery:

(4) All other communication

SCHEDULE B
(To Note Purchase Agreement)